Exhibit 10.161

MASTER REPURCHASE AGREEMENT

Dated as of October 30, 2020

Among:

CITIBANK, N.A., as Buyer,

and

UNITED SHORE FINANCIAL SERVICES, LLC, as a Seller

jointly and severally with

UNITED SHORE REPO SELLER 3 LLC, as a Seller

1    Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. This information is not material and would likely cause competitive harm to the registrant if publicly disclosed. “[***]” indicates that information has been redacted.

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ANNEX I
SCHEDULES
SCHEDULE 1-A    Representations and Warranties re: Loans
SCHEDULE 1-B     Representations and Warranties re: Participation Interests
SCHEDULE 2     Filing Jurisdictions and Offices
SCHEDULE 3     Subsidiaries
SCHEDULE 4     Relevant States
SCHEDULE 5        Qualified Originators
EXHIBITS
EXHIBIT A    Form of [Monthly] / [Annual] Compliance Certificate for Seller
EXHIBIT B        Form of Power of Attorney
EXHIBIT C        Form of Confidentiality Agreement
EXHIBIT D        [Reserved]
EXHIBIT E        Form of Officer’s Certificate
EXHIBIT F        Form of Security Release Certification
EXHIBIT G        Underwriting Guidelines
EXHIBIT H         Required Fields for Servicing Transmission
EXHIBIT I        Required Fields for Loan Schedule

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This MASTER REPURCHASE AGREEMENT, dated as of October 30, 2020, is entered into by and among UNITED SHORE FINANCIAL SERVICES, LLC, a Michigan limited liability company, as a seller (“United Shore” and a “Seller”), UNITED SHORE REPO SELLER 3 LLC, a Delaware limited liability company, as a seller (“Participation Seller” and a “Seller”; together with United Shore jointly and severally, the “Sellers”) and CITIBANK, N.A., a national banking association as buyer (“Buyer”, which term shall include any “Principal” as defined and provided for in Annex I), or as agent pursuant hereto (“Agent”).
1.APPLICABILITY
On the initial Purchase Date, Buyer may from time to time with respect to the Uncommitted Amount and shall, with respect to the Committed Amount, upon the request of United Shore and subject to the terms and conditions set forth herein, enter into transactions in which (i) Participation Seller will sell, and Buyer will purchase, the Participation Interests issued with respect to certain Eligible Loans and the Participation Certificate representing such Participation Interests, and (ii) United Shore will sell, and Buyer will purchase, the Eligible Loans related to such Participation Interests, against the transfer of funds by Buyer in an amount equal to the Purchase Price, with a simultaneous agreement by Buyer to transfer to (A) Participation Seller such Participation Interests and (B) to United Shore such Loans at a date certain, against the transfer of funds by United Shore, in an amount equal to the Repurchase Price (the “Initial Transaction”). The Purchase Price paid by Buyer with respect to the Initial Transaction and each subsequent Transaction shall be based on the aggregate Purchase Price for all Eligible Loans and Eligible Participation Interests represented by such Participation Certificate and sold in such Transaction on such Purchase Date.
Following the Initial Transaction, Buyer may from time to time with respect to the Uncommitted Amount and shall, with respect to the Committed Amount, upon the request of United Shore and subject to the terms and conditions set forth herein, enter into transactions in which (i) Participation Seller will transfer to Buyer additional Eligible Participation Interests, which shall be represented by the Participation Certificate pursuant to an updated Participation Schedule, and (ii) United Shore will sell to Buyer the Eligible Loans related to such Participation Interests, against the transfer of funds by Buyer in an amount equal to the Purchase Price for such Eligible Participation Interests and Eligible Loans with a simultaneous agreement by Buyer to transfer to (A) Participation Seller such Participation Interests and (B) United Shore such Loans at a date certain, against the transfer of funds by Seller, in an amount equal to the related Repurchase Price. The Initial Transaction and each such subsequent transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement; provided the Transactions shall not, on any date of determination, exceed the Maximum Aggregate Purchase Price.
2.DEFINITIONS AND ACCOUNTING MATTERS
(a)Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Ability to Repay Rule” shall mean 12 CFR 1026.43(c), including all applicable official staff commentary.
“Accepted Servicing Practices” shall mean with respect to any Loan, those accepted and prudent mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions that service mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with FHA Regulations, VA Regulations, Rural Housing Service Regulations, Ginnie Mae, Freddie Mac and Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the FHA, VA, RHS, Ginnie Mae, Freddie Mac and Fannie Mae servicing guides including future updates and are in compliance with all Requirements of Law, and in a manner at least equal in quality to the servicing a Seller or a Seller’s designee provides to mortgage loans which it owns in its own portfolio.
“Adjustable Rate Loan” shall mean a Loan that provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
“Adjusted Tangible Net Worth” shall mean, with respect to any Person, the excess of Tangible Net Worth of such Person, which shall include the value of mortgage servicing rights in an amount calculated in accordance with GAAP of such Person, over total liabilities of such Person, determined in accordance with GAAP.
“Adjustment Date” shall mean with respect to each Adjustable Rate Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.
“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person; [***]. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote [***] or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agency” shall mean FHA, VA, RHS, Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.
“Agency Loan” shall mean a Loan that is eligible for sale to Fannie Mae or Freddie Mac or for guaranty by Ginnie Mae.
“Agent” shall have the meaning assigned to such term in the preamble to this Agreement.
“Aggregate Outstanding Purchase Price” means, as of any date of determination, the sum of the Purchase Prices of all Purchased Assets currently subject to Transactions, including the amount of any Excess Margin transferred pursuant to Section 6(b).

“Agreement” shall mean this Master Repurchase Agreement (including all exhibits, schedules and other addenda hereto or thereto), as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.
“ALTA” shall mean the American Land Title Association.
“Anti-Money Laundering Laws” shall have the meaning assigned to such term in Section 12(ii).
“Anti-Terrorism Laws” shall mean any Requirements of Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Requirements of Law, all as amended, supplemented or replaced from time to time.
“Applicable Margin” shall have the meaning assigned to such term in the Pricing Side Letter.
“Appraisal” shall mean a FIRREA compliant appraisal addressed to United Shore or other applicable Qualified Originator of the related Mortgaged Property from a third party appraiser.
“Appraised Value” shall mean the value set forth in an Appraisal made in connection with the origination of the related Loan as the value of the related Mortgaged Property.
“Approved Title Insurance Company” shall mean a title insurance company as to which Buyer has not otherwise provided written notice to a Seller that such title insurance company is not reasonably satisfactory to Buyer; provided, however, that such Seller shall provide a list of Approved Title Insurance Companies at the reasonable request of Buyer.
“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of such Mortgage in blank, or, with respect to a MERS Loan, in the name of MERS.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
“Basel III” means “A Global Regulatory Framework for More Resilient Banks and Banking Systems” developed by the Basel Committee on Banking Supervision (or any successor or similar authority), initially published in December 2010.
“Best’s” shall mean Best’s Key Rating Guide, as the same shall be amended from time to time.
“BPMI Policy” shall mean a policy of mortgage guaranty insurance issued by a Qualified Insurer or an Agency in which Mortgagor is responsible for the premiums associated with such mortgage insurance policy.

“BPO” shall mean, with respect to each Mortgaged Property that secures a Loan, a broker’s price opinion prepared by a duly licensed real estate broker who has no interest, direct or indirect, in such Loan or in a Seller or any Affiliate of a Seller and whose compensation is not affected by the results of the broker’s price opinion and which valuation indicates the expected proceeds from a sale of the related Mortgaged Property and includes certain assumptions, including those as to the condition of the interior of the applicable Mortgaged Property and expected marketing time. Each BPO shall take into account at least three (3) sales of comparable Mortgaged Properties and at least three (3) listings of comparable Mortgaged Properties.
“Business Combination Agreement” means that certain Business Combination Agreement dated September 22, 2020, by and between Gores Holdings IV, Inc., a Delaware corporation, Seller, UWM Holdings, LLC, a Delaware limited liability company, and SFS Holding Corp., a Michigan corporation.
“Business Day” shall mean any day other than (a) a Saturday or Sunday, (b) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, banking and savings and loan institutions in the State of New York, the State of Michigan, the City of New York or the city or state in which Custodian’s offices are located are closed, or (c) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.
“Capital Adequacy Notice” shall have the meaning assigned to such term in Section 3(i) hereof.
“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, including (where applicable) uncertificated membership interests in a limited liability company.
“Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Buyer or any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings

Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Cease Funding Event” shall have the meaning assigned to such term in Section 9(b)(xvii) hereof.
“Cenlar” shall mean Cenlar FSB, its successors and permitted assigns.
“Cenlar Subservicer Notice and Acknowledgement” shall mean, solely with respect to Agency Loans subserviced by Cenlar, the Subservicer Notice and Acknowledgement dated October 30, 2020, by and among Cenlar, as subservicer, United Shore and Buyer, as amended, restated, supplement or otherwise modified from time to time.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“Change of Control” shall mean the occurrence of any of the following: (a) SFS Holding Corp. ceases to directly or indirectly, beneficially or of record, own or control in excess of [***] of the voting common stock of United Shore on a fully diluted basis at any time or (b) United Shore ceases to own, directly in the aggregate, [***] of the Equity Interests of the Participation Seller.
“Closing Date” shall mean October 30, 2020.
“COBRA” shall have the meaning assigned thereto in Section 12(q) hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collection Account” shall mean the account identified in the Collection Account Control Agreement.
“Collection Account Bank” shall mean Citibank, N.A.
“Collection Account Control Agreement” shall mean that certain Collection Account Control Agreement, dated as of the date hereof, by and among Buyer, Sellers and Collection Account Bank, in form and substance acceptable to Buyer and entered into with respect to the Collection Account as of the date hereof, as may be amended, restated, supplemented or otherwise modified from time to time.

“Committed Amount” shall have the meaning assigned to such term in the Pricing Side Letter.
“Compliance Certificate” shall have the meaning assigned to such term in Section 13(a)(iv).
“Contractual Obligation” shall mean as to any Person, any material provision of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.
“Cooperative Corporation” shall mean, with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Cooperative Loan” shall mean a Loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.
“Cooperative Project” shall mean, with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.
“Cooperative Shares” shall mean, with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.
“Cooperative Unit” shall mean, with respect to a Cooperative Loan, a specific unit in a Cooperative Project.
“Costs” has the meaning assigned thereto in Section 23(a) hereof.
“Covered Entity” shall mean (a) each Seller and each of their respective Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Custodial Agreement” shall mean that certain Custodial and Disbursement Agreement, dated as of the date hereof, by and among United Shore, Buyer, Custodian and Disbursement Agent, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Custodian” shall mean Deutsche Bank National Trust Company, or such other entity agreed upon by Buyer and United Shore from time to time, or its successors and permitted assigns.
“Custodian Loan Transmission” shall have the meaning assigned thereto in the Custodial Agreement.
“Default” shall mean an Event of Default or any event that, with the giving of notice or the lapse of time or both, would become an Event of Default.
“Delinquent Loan” shall mean any Loan that is thirty (30) or more days past due with respect to scheduled payments of principal and interest (using the MBA method of determination).
“Disbursement Account” shall mean the account established by Buyer pursuant to the Custodial Agreement for the purpose of funding any Loan.
“Disbursement Agent” shall mean Deutsche Bank National Trust Company, or such other entity appointed by Buyer to act as disbursement agent from time to time, or its successors and permitted assigns.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Pub. L. No. 111-203 and any successor statute.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Dry Loan” shall mean a first lien Loan which is underwritten in accordance with the Underwriting Guidelines and as to which the related Mortgage File contains all required Loan Documents. For the avoidance of doubt, a Wet Loan shall be deemed to be a Dry Loan upon delivery of all required Loan Documents to Custodian pursuant to the terms herein and in the Custodial Agreement.
“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.
“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 44 hereof with respect to any or all of the Loans, Participation Interests or of any Seller, another applicable Qualified Originator, a Servicer, a Subservicer or any related parties.
“E-Sign” shall mean the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 9(a) have been satisfied.

“Electronic Tracking Agreement” shall mean that certain Electronic Tracking Agreement, dated on or about the date hereof, by and among Buyer, United Shore, MERSCORP Holdings, Inc. and MERS, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof.
“Eligible Asset” shall mean the Eligible Loans and Eligible Participation Interests.
“Eligible Loan” shall have the meaning assigned to such term in the Pricing Side Letter.
“Eligible Participation Interest” shall mean a Participation Interest in an Eligible Loan, which Participation Interest (i) complies with each of the representations and warranties set forth on Schedule 1-B attached hereto, and (ii) was issued pursuant to the Master Participation Agreement and represented by the Participation Certificate, as evidenced by the delivery of an updated Participation Schedule to Buyer by Participation Seller.
“End of Day Report” shall have the meaning assigned to such term in Section 3(b).
“Environmental Laws” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy or rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials.
“Equity Interests” shall mean with respect to any Person, (a) any share or interest in Capital Stock (including any participation interest or divided ownership or profit sharing interest however denominated) in such Person, whether voting or nonvoting, and whether or not such share, warrant, option right or other interest is authorized or otherwise existing as of any date of determination, (b) any warrant, option or other right for the purchase or acquisition from such Person of any share or interest described in (a) above, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership interest in such Person (including partnership, member or trust interests therein).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” shall mean any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which United Shore is a member.
“Escrow Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable rescission period, an escrow agreement or letter, which is fully assignable to Buyer, stating that in the event of a Rescission or if for any other reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the related Mortgagor as agent for and for the benefit of Buyer and such funds shall be returned to the related Seller not later than one (1) Business Day after the date of Rescission or other failure of such Loan to fund on a given day.
“Escrow Payments” shall mean, with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related Mortgagor with or for the benefit of the related Mortgagee pursuant to the terms of any related Note or Mortgage or any other document.
“Event of Default” shall have the meaning assigned to such term in Section 18 hereof.
“Exception” shall have the meaning assigned to such term in the Custodial Agreement.
“Exception Report” shall mean the exception report prepared by Custodian pursuant to the Custodial Agreement.
“Excess Call” shall have the meaning provided in Section 6(b) hereof.
“Excluded Taxes” shall mean (a) in the case of Buyer, Taxes that are imposed on its overall net income (and franchise Taxes and branch profit Taxes imposed in lieu thereof) however denominated by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision, (b) any Tax that is imposed on amounts payable to or for the account of Buyer pursuant to a law in effect on the date on which such Person becomes a party to this Agreement, including Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Tax, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or the other Program Documents, (c) Taxes attributable to Buyer’s failure to comply with Section 5(d) hereof, and (d) any U.S. withholding Taxes imposed under FATCA.
“Executive Order” shall mean Executive Order 13224-- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.
“Fannie Mae” shall mean Federal National Mortgage Association (FNMA), or any successor thereto.
“Fannie Mae Guides” shall mean the Fannie Mae Seller’s Guide, the Fannie Mae Servicing Guide and all amendments and additions thereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.
“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA 203(k) Loan” shall mean a loan for the rehabilitation and/or repair of a single family residential property in accordance with the FHA 203(k) program.
“FHA Approved Mortgagee” shall mean an institution which is approved by FHA to originate FHA Loans and to act as servicer and mortgagee of record pursuant to FHA Regulations.
“FHA Insurance Contract” shall mean the contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.
“FHA Loan” shall mean a Loan that is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.
“FHA Regulations” shall mean the regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, Circulars, Notices and Mortgagee Letters.
“Financial Covenants” shall have the meaning assigned to such term in the Pricing Side Letter.
“FIRREA” shall mean The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.
“Freddie Mac” shall mean Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.
“Freddie Mac Guides” shall mean the Freddie Mac Seller/Servicer Guide, and all amendments and additions thereto.
“Funding Notice” shall mean Buyer’s agreement to enter into a Transaction requested by a Seller pursuant to a Transaction Notice. Such Funding Notice shall specify the Loans and the related Participation Interests that Buyer has agreed to purchase from each Seller, as applicable, in such Transaction, the related Purchase Date and Repurchase Date, the related Purchase Price for such Transaction and any additional fields provided by Buyer in its sole discretion.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America.
“Ginnie Mae” shall mean the Government National Mortgage Association, or any successor thereto.

“Ginnie Mae Guides” shall mean the Ginnie Mae Handbook 5500.3 and all amendments and additions thereto.
“Governing Document” shall mean, as applicable, each limited liability company agreement, limited partnership agreement, operating agreement, trust agreement, articles or certificate of incorporation or formation, by-laws and/or any other document governing the formation, operation and existence of any Person.
“Governmental Authority” shall mean with respect to any Person, any nation or government, any state or other political subdivision, agency, regulatory body, central bank or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or Affiliates or any of its properties.
“Gross Margin” shall mean with respect to each Adjustable Rate Loan, the fixed percentage amount set forth in the related Note and the Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.
“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against nonpayment thereof (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guidelines” shall mean the Freddie Mac Guides, the Fannie Mae Guides or the Ginnie Mae Guides, as applicable, as such guides have been amended from time to time with respect to United Shore.
“High Cost Loan” shall mean a Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

“HUD” shall mean the United States Department of Housing and Urban Development.
“Income” shall mean, with respect to any Purchased Asset at any time until such time as such Purchased Asset is repurchased by a Seller pursuant to the provisions hereof, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any proceeds from the liquidation or securitization of such Purchased Asset or other disposition thereof), rent and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance), but excluding any commitment fees, origination fees and/or servicing fees to the extent unpaid in respect of periods on or after the initial Purchase Date with respect to such Purchased Asset and escrow amounts or monies held for the benefit of Persons other than United Shore or any Affiliates.
“Indebtedness” shall mean, with respect to any Person, at any time, and only to the extent outstanding at such time: (a) payment obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (c) payment obligations of others secured by a Lien on the Property of such Person, whether or not the respective payment obligations so secured have been assumed by such Person; (d) payment obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) payment obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any such payment obligations arising hereunder; (g) payment obligations of others Guaranteed by such Person; (h) all payment obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument; provided, that, for purposes of this definition, Non-Recourse Indebtedness shall not be included as “Indebtedness”.
“Indemnified Party” has the meaning assigned thereto in Section 23(a) hereof.
“Indemnified Taxes” means Taxes other than (a) Excluded Taxes and (b) Other Taxes.
“Independent Manager” means the Independent Manager of Participation Seller appointed in accordance with the organizational documents of Participation Seller.
“Index” shall mean with respect to each Adjustable Rate Loan, the index identified on the related Loan Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.
“Initial Transaction” has the meaning assigned thereto in Section 1 hereof.

“Insolvency Event” shall mean, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that remains unstayed for [***] days; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates or takes any action in the nature of enforcement to remove, limit or restrict the approval of such party or any of their Affiliates as an issuer, buyer or seller/servicer of loans or securities backed thereby, and such action provided for in this subsection (f) shall not have been discontinued or stayed within [***] days.
“Instruction Letter” shall mean the Cenlar Subservicer Notice and Acknowledgement, the Nationstar Instruction Letter, and any other letter agreement among United Shore, Participation Seller and each Servicer and Subservicer or interim servicer of Loans, in form and substance reasonably acceptable to Buyer in which such Persons acknowledge Buyer’s ownership interest in the Loans and agree to remit any collections with respect to such Loans to the Collection Account or, during the continuation of any Default, as Buyer may otherwise direct from time to time, which Instruction Letter may be delivered by Buyer to such Servicer or Subservicer in its sole discretion.
“Insurance Proceeds” shall mean with respect to each Purchased Asset, proceeds of insurance policies insuring such Purchased Asset or the related Mortgaged Property.
“Insured Closing Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable rescission period, a letter of indemnification from an Approved Title Insurance Company, in any jurisdiction where insured closing letters are permitted under applicable law and regulation, addressed to United Shore or other applicable Qualified Originator, which is fully assignable to Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby, which may be in the form of a blanket letter.

“Interest Rate Adjustment Date” means with respect to each Adjustable Rate Loan, the date, specified in the related Note and the Loan Schedule, on which the Mortgage Interest Rate is adjusted.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.
“LIBO Base Rate” shall mean the greater of (a) [***] and (b) the rate determined daily by Buyer on the basis of the “BBA’s Interest Settlement Rate” offered for one-month U.S. dollar deposits, as such rate appears on Bloomberg L.P.’s page “BBAM” as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Bloomberg L.P.’s page “BBAM” as of such time on such date, the rate for such date will be the rate determined by reference to the most recently published rate on Bloomberg L.P.’s page “BBAM”; provided further that if such rate is no longer set on Bloomberg L.P.’s page “BBAM”, the rate of such date will be determined by reference to such other comparable publicly available service publishing such rates as may be selected by Buyer in its sole discretion acting in good faith, which rates have performed or are expected by Buyer to perform in a manner substantially similar to the rate appearing on Bloomberg L.P.’s page “BBAM”, and which rate will be communicated to Sellers; provided that Buyer shall make any such determination in a manner which is similar to the manner in which Buyer is contemporaneously making determinations under repurchase agreements for the financing of mortgage loans with similarly situated counterparties covered by the same group within Buyer. Notwithstanding anything to the contrary herein, Buyer shall have the sole discretion to re-set the LIBO Base Rate on a daily basis.
“LIBO Rate” shall mean with respect to each Price Differential Accrual Period pertaining to a Transaction, a rate per annum determined by Buyer in its sole discretion in good faith in accordance with the following formula (rounded to five decimal places), which rate as determined by Buyer shall be conclusive absent manifest or demonstrable error by Buyer:

LIBO Base Rate
1.00 – LIBO Reserve Requirements

The LIBO Rate shall be calculated daily by Buyer.
“LIBO Reserve Requirements” shall mean for any Price Differential Accrual Period for any Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to Buyer in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Liquidated Asset” means a Loan that has been sold, refinanced or prepaid in full or was subject to a short sale.
“Liquidity” means with respect to any Person, the sum of (a) its unrestricted cash, plus (b) its unrestricted Cash Equivalents determined in accordance with GAAP.
“Loan” shall mean a first lien mortgage loan (A) secured by a lien on a one-to-four family residential property, which Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Loan includes, without limitation, (i) a Note, the related Mortgage and all other Loan Documents, (ii) all right, title and interest of Sellers in and to the Mortgaged Property covered by such Mortgage and (iii) the related Servicing Rights, (B) the legal title of which is 100% owned by United Shore, and (C) 100% of the economic and beneficial interest of such Loan is represented by a Participation Interest which is owned by Participation Seller.
“Loan Data Transmission” shall mean a computer tape or other electronic medium generated by or on behalf of Sellers and delivered or transmitted to Buyer and Custodian, identified as or otherwise separately accompanied by a Transaction Notice for purposes of this Agreement, which provides information relating to the Loans, including the information set forth in the related Loan Schedule, in a format reasonably acceptable to Buyer.
“Loan Documents” shall mean, with respect to a Loan, the documents comprising the Mortgage File for such Loan.
“Loan Guaranty Certificate” shall mean the certificate or other mutually agreed upon evidence of a VA Loan Guaranty Agreement.
“Loan Loss Reserves” shall mean funds held by Sellers to cover potential losses in connection with the mortgage loans owned in a Seller’s portfolio, including without limitation any amounts required to be maintained and held as a loan loss reserve in accordance with GAAP and any other regulatory requirement applicable to a Seller.
“Loan Schedule” shall mean a hard copy or electronic format incorporating the fields identified on Exhibit I, which shall include with respect to each Loan to be included in a Transaction without limitation: (a) the Loan number, (b) the Mortgagor’s name, (c) the original principal amount of the Loan, (d) the current principal balance of the Loan, (e) the name of any Subservicer (if applicable) subservicing such Loan, and (f) any other information required by Buyer and any other additional information to be provided pursuant to the Custodial Agreement.
“Loan-to-Value Ratio” or “LTV” shall mean with respect to any Loan, the ratio of the outstanding principal amount of such Loan to the lesser of (a) (1) the value set forth in an Appraisal of the Mortgaged Property at the origination of such Loan or (2) if available, a more recently obtained Valuation of the Mortgaged Property, and (b) if the Mortgaged Property was

purchased within twelve (12) months of the origination of the Loan, the purchase price paid by the related Mortgagor in connection with the purchase of such Mortgaged Property.
“LPMI Policy” shall mean a policy of mortgage guaranty insurance issued by a Qualified Insurer or an Agency in which United Shore is responsible for the premiums associated with such mortgage insurance policy.
“Margin Call” shall have the meaning assigned to such term in Section 6(a) hereof.
“Margin Deficit” shall have the meaning assigned to such term in Section 6(a) hereof.
[***]
“Margin Threshold” shall have the meaning assigned to such term in the Pricing Side Letter.
“Market Value” shall mean, with respect to any Loan and the related Participation Interest, the value, determined by Buyer in good faith in its reasonable discretion, using methodology and parameters customarily used by Buyer to value similar assets, of such Loan and the related Participation Interest (including the related Servicing Rights) if the Purchased Assets are sold in their entirety to a single third-party purchaser taking into account (i) as reasonably determined by the Buyer, the unpaid principal balance of the Loan and the Takeout Commitment price, and (ii) the fact that such Loan and the related Participation Interest may be sold under circumstances in which a Seller, as originator and/or servicer of such Loan and the related Participation Interest, is in default under this Agreement. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. Buyer shall have the right to mark to market the Loans and related Participation Interests on a daily basis. Each Seller acknowledges that Buyer’s determination of Market Value is for the limited purpose of determining the value of Purchased Assets that are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Loans and related Participation Interests achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence. The Market Value may be deemed to be zero with respect to each Loan and the related Participation Interest that are not Eligible Assets.
“Master Participation Agreement” shall mean the Master Participation Agreement, dated as of October 30, 2020, between United Shore and Participation Seller, as such agreement may be amended or otherwise in effect from time to time in accordance with its terms.
“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, financial condition of the Sellers, taken as a whole, (b) the ability of the Sellers to perform their material obligations (including payment obligations) under any of the Program Documents to which it is a party and to avoid any Event of Default, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of Buyer under any of the Program Documents, (e) [reserved], or (f) the Market Value of Purchased Items or Loans taken as a whole.
“Materials of Environmental Concern” shall mean any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.
“Maximum Aggregate Purchase Price” shall mean the sum of the Committed Amount and the Uncommitted Amount.
“MBA” shall mean the Mortgage Bankers Association of America or any successor in interest thereto.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
“MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Loan.
“MERS Loan” shall mean any Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note, and which is identified as a MERS Loan on the related Loan Schedule.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Note for an Adjustable Rate Loan.
“Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a first lien on either (a) with respect to a Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (b) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the related Note.
“Mortgage File” shall have the meaning assigned thereto in the Custodial Agreement.
“Mortgage Insurance Certificate” shall mean the certificate or other mutually agreed upon evidence of an FHA Insurance Contract.
“Mortgage Interest Rate” means the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to Adjustable Rate Loans.
“Mortgage Interest Rate Cap” shall, with respect to any Loan, have the meaning set forth in the related Loan Schedule.
“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note or, in the case of any Cooperative Loan, the Cooperative Shares and the Proprietary Lease.
“Mortgagee” shall mean the record holder of a Note secured by a Mortgage.
“Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by a Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.
“MV Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the MV Margin Percentage to the Repurchase Price for such Transaction as of such date.
“MV Margin Percentage” shall have the meaning assigned to such term in the Pricing Side Letter.
“Nationstar” shall mean Nationstar Mortgage”, LLC d/b/a Mr. Cooper, its successors and permitted assigns.
“Nationstar Instruction Letter” shall mean the Instruction Letter dated October 30, 2020 by and among Nationstar, as subservicer, United Shore and Buyer, as amended, restated, supplement or otherwise modified from time to time.
“Net Income” shall mean, for any period, the net income of any Person for such period as determined in accordance with GAAP.
“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.
“Non-Exempt Person” shall mean any Person other than a Person who is either (a) a U.S. Person or (b) has provided for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code, or (iii) any applicable rules or regulations in effect under clauses (a) or (b) above, which permit the related Servicer or Subservicer, as applicable, to make such payments free of any obligation or liability for withholding.
“Non-Recourse Indebtedness” shall mean, with respect to any specified Person, Indebtedness that is specifically advanced to finance the acquisition of property or assets and secured only by property or assets to which such Indebtedness relates without recourse to such Person (other than subject to such customary carve-out matters for which such Person acts as a guarantor in connection with such Indebtedness, such as bad boy acts, fraud, misappropriation, breach of representation and warranty, misapplication, and environmental matters); provided that, notwithstanding the foregoing, if any Indebtedness that would be Non-Recourse

Indebtedness but for the fact that such Indebtedness is made with recourse to other assets or to a Seller, then only the portion of such Indebtedness that is recourse to such other assets or to a Seller shall be deemed not to be Non-Recourse Indebtedness, and all other Indebtedness shall be deemed to be Non-Recourse Indebtedness.
“Note” shall mean, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.
“Note-Only Loan” shall have the meaning assigned to such term in the Pricing Side Letter.
“Obligations” shall mean (a) all of each Seller’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities (including without limitation the Facility Fee) of the Sellers to Buyer, its Affiliates, Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents or otherwise as deemed necessary by Buyer in its reasonable discretion in order to preserve any Purchased Asset or its interest therein, including without limitation any amounts paid by Buyer or otherwise reimbursed to any subservicer following an Event of Default; (c) in the event of any proceeding for the collection or enforcement of any of each Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including without limitation, reasonable outside attorneys’ fees and disbursements and court costs; and (d) all of each Seller’s indemnity obligations to Buyer pursuant to the Program Documents (as described herein or therein).
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Official Body” means any central bank or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Other Taxes” shall have the meaning assigned to such term in Section 5 hereof.
“Par Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price for such Transaction as of such date.
“Par Margin Percentage” shall have the meaning assigned to such term in the Pricing Side Letter.

“Participation Certificate” shall mean a participation certificate issued pursuant to the Master Participation Agreement which evidences the related Participation Interests, together with the updated Participation Schedule delivered from time to time to Buyer by Participation Seller.
“Participation Documents” shall mean the Master Participation Agreement, the Participation Schedule and each agreement executed in connection therewith (if applicable).
“Participation Interest” shall mean a participation interest created pursuant to the Master Participation Agreement, representing a 100% beneficial ownership interest in an Eligible Loan.
“Participation Seller” shall have the meaning assigned to such term in the first paragraph hereof.
“Participation Schedule” shall mean a schedule delivered by Participation Seller to Buyer on each Purchase Date, which lists all Participation Interests represented by the Participation Certificate as of such Purchase Date, other than Participation Interests related to any Loans that have previously been released by Buyer in accordance with the Custodial Agreement.
“Participants” shall have the meaning assigned thereto in Section 39 hereof.
“Payment Date” shall mean the twentieth (20th) calendar day of each month, or if such date is not a Business Day, the following Business Day or such other day as mutually agreed to by Buyer and Sellers in writing.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
“Plan” shall mean an employee benefit or other plan established or maintained by a Seller or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.
“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount payable under this Agreement or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum equal to the Post-Default Rate defined and set forth in the Pricing Side Letter.
“Price Differential” shall mean, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such

Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by Sellers to Buyer with respect to such Transaction).
“Price Differential Accrual Period” shall mean with respect to each Purchased Asset (a) in the case of the initial Payment Date, the period from the initial Purchase Date hereunder to (but excluding) such Payment Date, and (b) in the case of any subsequent Payment Date, the period beginning on the immediately preceding Payment Date and ending on (i) the day preceding the earlier to occur of the next occurring Payment Date or the applicable Repurchase Date, (ii) with respect to the final Price Differential Accrual Period, the later of the Termination Date or the date on which all Obligations are paid in full.
“Pricing Rate” shall mean the per annum percentage rate for determination of the Price Differential as set forth in the Pricing Side Letter.
“Pricing Side Letter” shall mean that certain Pricing Side Letter, dated as of the date hereof, by and among Sellers and Buyer, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Principal” shall have the meaning assigned thereto in Annex I.
“Program Documents” shall mean this Agreement, the Custodial Agreement, each Servicing Agreement, the Electronic Tracking Agreement, the Master Participation Agreement, a Participation Certificate and any other Participation Documents (if applicable), the Pricing Side Letter, each Instruction Letter, each Servicing Agreement, the Collection Account Control Agreement and any other agreement entered into by any Seller, on the one hand, and Buyer and/or any of its Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.
“Prohibited Jurisdiction” shall mean any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.
“Prohibited Person” shall mean any Person:
(a)listed in the Annex to (the “Annex”), or otherwise subject to the provisions of, the Executive Order;
(b)that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(c)with whom Buyer is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;
(e)that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or
(f)who is an Affiliate of a Person listed above.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proprietary Lease” shall mean the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.
“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which such Purchased Asset is sold by a Seller to Buyer pursuant to a Transaction hereunder.
“Purchase Price” shall have the meaning set forth in the Pricing Side Letter.
“Purchased Assets” shall mean the collective reference to the Participation Certificate, the Loans and related Participation Interests which have been purchased by Buyer in a Transaction and not yet repurchased; together with the related Records, the related Servicing Rights (which, for the avoidance of doubt, were sold by Sellers and purchased by Buyer on the related Purchase Date and have not otherwise been repurchased pursuant to the terms of this Agreement), a Seller’s rights under any takeout commitment related to the Loans, Participation Interests and other Purchased Items, such other property, rights, titles or interest as are specified on a Funding Notice, and all instruments, chattel paper, and general intangibles comprising or relating to all of the foregoing.
“Purchased Items” shall have the meaning assigned thereto in Section 8(a) hereof.
“QM Rule” shall mean 12 CFR 1026.43(e), including all applicable official staff commentary.
“Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of each state in which any Mortgaged Property is located, duly authorized and licensed in each such state to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and RHS and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.
“Qualified Mortgage Loan” shall mean a Loan that satisfies the criteria for a “qualified mortgage” as set forth in 12 CFR 1026.43(e).

“Qualified Originator” means (a) United Shore and (b) any other originator of Eligible Loans (underwritten in accordance with the Underwriting Guidelines) as set forth in Schedule 5 hereto or as otherwise approved in writing by Buyer to United Shore.
“Quality Control Program” shall have the meaning assigned to such term in Section 13(oo).
“RCRA” shall mean the Resource Conservation and Recovery Act of 1976.
“Reconciled BPO” shall mean a BPO that has been evaluated and reconciled by or on behalf of Buyer in accordance with its standard procedures, which evaluation and reconciliation process may result in an adjusted BPO value.
“Records” shall mean, with respect to any Purchased Asset, the related Loan Documents and the related Servicing Records.
“Refi Mortgage Loan” shall mean a Loan as to which a “refinancing” has occurred, as defined in 12 CFR 1026.20(a).
“Related Credit Enhancement” shall have the meaning assigned to such term in Section 8(a).
“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .23, .24, .28, .29, .31, or .32 of PBGC Reg. § 4043 (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code).
“Repurchase Date” shall mean with respect to each Transaction the earliest to occur of (i) the Payment Date following the related Purchase Date, (ii) any other Business Day specified between Buyer and Sellers in writing, (iii) the date determined by application of Section 19 hereof, as applicable, or (iv) the Termination Date. In no event shall the Repurchase Date for any Transaction occur after the Termination Date.
“Repurchase Obligation” shall mean (a) a repurchase demand received by a Seller from its third party investors (including any Agency) with respect to any mortgage loan, which demand is not subject to dispute and which has been scheduled for payment by a Seller or (b) a demand for indemnification or other make-whole demand (which may or may not be related to a repurchase demand) received by a Seller from its third party investors (including any Agency) with respect to any mortgage loan which demand is not subject to dispute but for which a Seller has agreed with the applicable investor to pay a make whole amount, which make whole amount has been scheduled for payment by a Seller.
“Repurchase Price” shall mean the price at which the Purchased Assets is to be transferred from Buyer to Sellers upon termination of the related Transaction, which will be determined in each case for any date of determination as the sum of (a) the outstanding Purchase Price for such Purchased Assets as of such date of determination, plus (b) the Price Differential as of such date of determination.
“Requirement of Law” shall mean as to any Person, all governmental licenses and authorizations and any law, treaty, rule or regulation or interpretation thereof or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law.
“Responsible Officer” shall mean, as to any Person, the chief executive officer or general counsel, or with respect to financial matters, the chief financial officer, the chief operating officer, or other senior executives of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such matter.
“Restricted Payments” shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.
“RHS Loan” shall mean a Loan originated in accordance with the Rural Housing Service Section 502 Single Family Housing Guaranteed Loan Program, which Loan is subject to a Rural Housing Service Guaranty and eligible for delivery to an Agency for inclusion in a loan pool securitized.
“Rural Housing Service” or “RHS” shall mean the Rural Housing Service of the USDA.
“Rural Housing Service Approved Lender” shall mean a lender which is approved by Rural Housing Service to act as a lender in connection with the origination of RHS Loans.
“Rural Housing Service Guaranty” shall mean with respect to a RHS Loan, the agreements evidencing the guaranty of such Loan by the Rural Housing Service.

“Rural Housing Service Regulations” shall mean the regulations, guidelines, instructions, policies and procedures adopted and implemented by the Rural Housing Service and applicable to (i) the origination and servicing of RHS Loans and (ii) the issuance and validity of Rural Housing Service Guaranties, in each case as such regulations, guidelines, instructions, policies and procedures may be revised or modified and in effect from time to time.
“Safe Harbor Qualified Mortgage Loan” shall mean a Qualified Mortgage Loan with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Loan or by 3.5 or more percentage points for a subordinate-lien Loan.
“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Laws.
“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Laws.
“Section 404 Notice” shall mean the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. Section 1641 et seq., to be delivered by a creditor that is an owner or an assignee of a mortgage loan to the related Mortgagor within thirty (30) days after the date on which such mortgage loan is sold or assigned to such creditor.
“Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.
“Security Agreement” shall mean the specific security agreement creating a security interest on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.
“Security Release Certification” shall mean a security release certification in substantially the form set forth in Exhibit F hereto.
“Servicer” shall mean any of (a) United Shore in its capacity as servicer of the Loans, or (b) another servicer of the Loans approved by Buyer in writing in its reasonable discretion (not to be unreasonably delayed, conditioned or withheld, but subject to the requirements of Section 43(c)).
“Servicer Change of Control” shall mean, with respect to any Servicer or Subservicer after the date hereof, any Person or group of Persons acting in concert shall have acquired (within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934), directly or indirectly, greater than [***] of the outstanding Equity Interests of such Servicer or such Subservicer, as applicable.
“Servicer Custodial Account” shall mean the account identified in the related Servicing Agreement.
“Servicer Remittance Date” means the monthly date on which the Servicer is required to remit collections on the Purchased Assets to Sellers, in accordance with the applicable Servicing Agreement.
“Servicer Termination Event” means, any of the following events unless waived by Buyer:
(a)the failure of any Servicer or Subservicer to perform any of its duties in any material respect (including, but not limited to any obligations set forth in this Agreement, the related Servicing Agreement or any other Program Document, or Accepted Servicing Practices);
(b)the failure of any Servicer or Subservicer to be a Fannie Mae, Freddie Mac or GNMA approved servicer;
(c)the material failure of any Servicer or Subservicer to make material servicing advances with respect to any Loans, if required in accordance with the terms of the related Servicing Agreement;
(d)the occurrence of an Event of Default;
(e)the occurrence of an Insolvency Event with respect to any Servicer or Subservicer;
(f)any regulatory action or sanction is taken against or imposed on any Servicer or Subservicer that has or is reasonably likely to have a Material Adverse Effect on the Loans or Buyer’s rights and remedies against United Shore;
(g)the occurrence of a Servicer Change of Control unless otherwise agreed by Buyer; or
(h)the occurrence of any material dispute, material licensing issue, litigation, audit (other than in the ordinary course), revocation, sanctions, penalties, investigation, proceeding or suspension between any Servicer or Subservicer and any Governmental Authority or Agency, in each case, as to which individually or in the aggregate, in Buyer’s sole discretion is reasonably likely to have a Material Adverse Effect.
Notwithstanding anything to the contrary herein, a Servicer Termination Event shall not be deemed to be a Default, Event of Default or similar event under this Agreement or any Program Document to the extent that the Seller replaces the Servicer or Subservicer within [***] following the occurrence of any of the events set forth herein.

“Servicing Agreement” means, with respect to (a) Cenlar, that certain Subservicing Agreement, dated as of July 29, 2013, by and between Cenlar and United Shore, as such agreement may be amended, restated, supplemented or otherwise modified from time to time and as modified by the Cenlar Subservicer Notice and Acknowledgement, (b) Nationstar, that certain Subservicing Agreement, dated as of May 11, 2018, by and between Nationstar and United Shore, as such agreement may be amended, restated, supplemented or otherwise modified from time to time and as modified by the Nationstar Instruction Letter and (c) any other Servicer (other than United Shore) or Subservicer, a servicing agreement by and between United Shore and such Servicer or Subservicer, in form and substance reasonably acceptable to Buyer, in each case, as may be amended, restated, supplemented or otherwise modified from time to time by the parties thereto, with prior written consent from Buyer required only to the extent any such amendment, restatement, modification or supplement would materially and adversely affects Buyer interests hereunder, and, in each case, as modified by the terms of the related Instruction Letter.
“Servicing Delivery Requirement” shall have the meaning assigned to such term in Section 13(hh).
“Servicing File” shall mean with respect to each Loan, the file retained by the related Servicer (including, if applicable, United Shore) or the related Subservicer, as applicable, consisting of all documents that a prudent originator and servicer would have, including copies of the related Loan Documents, all documents necessary to document and service such Loan, including FHA, VA and RHS approval and any and all documents required to be delivered pursuant to any of the Program Documents.
“Servicing Records” shall have the meaning assigned to such term in Section 43(b) hereof.
“Servicing Rights” shall mean contractual, possessory or other rights of United Shore or any other Person, whether arising under the related Servicing Agreement or otherwise, to administer or service a Loan or to possess related Servicing Records, including the right to terminate the related Servicing Agreement upon the occurrence of a Servicer Termination Event free and clear of any obligations (including the obligation to repay or reimburse any servicing advances), costs or fees.
“Servicing Transmission” shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit H.
“Settlement Agent” shall mean the settlement agent or escrow agent used in connection with the origination of a Wet Loan.
“Special Purpose Entity” shall mean a single purpose entity in compliance with all Special Purpose Entity Requirements.
“Special Purpose Entity Requirements” has the meaning set forth in Section 13(rr) herein.

“Subordinated Debt” means, for any Person, Indebtedness of such Person which is (a) unsecured, (b) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (c) the payment of the principal of and interest on such Indebtedness and other obligations of such Person in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of such Person to Buyer hereunder, in each case, on terms and conditions approved in writing by Buyer and all other terms and conditions of which are reasonably satisfactory in form and substance to Buyer.
“Subservicer” shall mean, Person approved by Buyer to subservice the Loans (not to be unreasonably delayed, conditioned or withheld, but subject to the requirements of Section 43(c)).
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Takeout Commitment” shall mean, with respect to any Loan, an irrevocable commitment issued by a Takeout Investor in favor of a Seller pursuant to which such Takeout Investor agrees to purchase such Loan at a specific price on a forward delivery basis acceptable to Buyer in its reasonable discretion, acting in good faith.
“Takeout Investor” shall mean with respect to a Loan, Fannie Mae, Freddie Mac, or another third party investor acceptable to Buyer, which has agreed to purchase such Loan pursuant to a Takeout Commitment.
“Tangible Net Worth” shall mean, [***].
“Taxes” shall have the meaning assigned to such term in Section 5(a) hereof.
“Termination Date” shall have the meaning assigned to such term in the Pricing Side Letter.
“Total Indebtedness” shall mean with respect to United Shore, for any period, (a) the aggregate Indebtedness of United Shore and its Subsidiaries during such period, less (b) the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.
“Transaction” shall have the meaning assigned to such term in Section 1.

“Transaction Notice” shall mean a Seller’s request to enter into a Transaction delivered to Buyer pursuant to the terms of this Agreement, specifying the Eligible Assets that a Seller requests to sell to Buyer in such Transaction, the fields set forth on Annex 1 to the Custodial Agreement and any other loan-level details as agreed upon among Sellers and Buyer. Each Transaction Notice shall be in the form of a Loan Data Transmission, or, if such Transaction Notice is provided in another format, shall have attached thereto a Loan Data Transmission.
“Trust Receipt” shall have the meaning assigned to such term in the Custodial Agreement.
“Uncommitted Amount” shall have the meaning assigned to such term in the Pricing Side Letter.
“Underwriting Guidelines” shall mean with respect to any Loan, collectively, the underwriting guidelines of United Shore used to originate and underwrite or acquire such Loan or determine and approve the purchase thereof from another Qualified Originator, which comply with all current requirements of Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and RHS, and are as set forth in Exhibit G hereto or as otherwise provided to Buyer by United Shore, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement. Solely with respect to Loans other than Agency Loans, “Underwriting Guidelines” shall only include any amendments or modifications subsequent to the date hereof as to which Buyer has been notified in writing and has approved prior to the related Purchase Date for such Loan.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“U.S. Person” shall mean (a) a citizen or resident of the United States, (b) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a U.S. person under any applicable U.S. Department of Treasury Regulations), (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. persons have authority to control all substantial decisions of such trust. Notwithstanding the preceding sentence, to the extent provided in applicable U.S. Department of Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date that elect to continue to be so treated also will be considered U.S. persons.
“USC” shall mean the United States Code, as amended.

“USDA” shall mean the United States Department of Agriculture.
“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Approved Lender” shall mean a lender which is approved by VA to act as a lender in connection with the origination of VA Loans.
“VA Loan” shall mean a Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a Loan Guaranty Certificate.
“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
“VA Regulations” shall mean the regulations promulgated by the Veterans Administration pursuant to the Serviceman’s Readjustment Act, as amended, codified in 36 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.
“VA Vendee Loan” shall mean a Loan which is originated pursuant to the VA Vendee Loan Program.
“Valuation” shall mean (a) with respect to a Mortgaged Property that secures an Agency Loan, the value set forth in the most recently obtained BPO, Reconciled BPO, Appraisal, or other valuation type as applicable, each as approved by Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA or RHS, as applicable, and (b) with respect to a Mortgaged Property that secures a Loan other than an Agency Loan, the value set forth in the most recently obtained BPO, Reconciled BPO, Appraisal, or other valuation type as applicable, each as approved by Buyer.
“Valuation Agent” shall mean a qualified, unaffiliated third party reasonably selected by the Seller that specializes in establishing a fair market value of servicing portfolios with respect to mortgage loans substantially similar to the Loans originated or acquired by United Shore, as applicable. For purposes of this definition, Valuation Agent means Mountain View and Seller shall provide written notice to Buyer upon any termination or replacement of the Valuation Agent.
“Wet Correspondent Loan” shall mean a Wet Loan which is originated by United Shore under its correspondent lending program.
“Wet Loan” shall mean a wet-funded first lien Loan which is (a) originated by United Shore or a Qualified Originator and underwritten in accordance with the Underwriting Guidelines, (b) purchased by Buyer from a Seller by delivering funds to the Disbursement Agent subject to a Seller’s obligation to deliver the required Loan Documents within the applicable Wet Loan Maximum Dwell Time and (c) does not contain all the required Loan Documents in the related Mortgage File, which in order to be deemed to be, or continue to be, an Eligible Loan shall have the following additional characteristics:
(i)the proceeds thereof have been funded by wire transfer or cashier’s check, cleared check or draft or other form of immediately available funds to the Settlement Agent from Sellers for such Wet Loan;
(ii)Sellers shall have obtained an Insured Closing Letter and an Escrow Letter with respect to such Wet Loan, and such letters shall be maintained in the possession of Sellers and provided to Buyer upon request, if required;
(iii)the proceeds thereof have not been returned to Sellers or its agent from the Settlement Agent for such Wet Loan;
(iv)such Wet Loan has been closed and funded to the order of the related Mortgagor;
(v)upon recordation such Loan will constitute a first lien on the premises described therein; and
(vi)all required Loan Documents shall have been delivered to Custodian within the applicable Wet Loan Maximum Dwell Time; provided that for the avoidance of doubt, the required documents for any Wet Loan shall be limited to the Note during the period any Note-Only Loan is an Eligible Loan pursuant to the Pricing Side Letter.
“Wet Loan Maximum Dwell Time” shall mean, with respect to (a) any Wet Loan (other than a Wet Correspondent Loan or a Note-Only Loan), the period commencing on the related Purchase Date and ending at the close of business on the tenth (10th) calendar day thereafter, (b) any Wet Correspondent Loan other than a Note-Only Loan, the period commencing on the related Purchase Date and ending at the close of business on the fifth (5th) calendar day thereafter and (c) any Note-Only Loan, the period commencing on the related Purchase Date and ending at the close of business on the 30th calendar day thereafter.
“Yield Protection Notice” shall have the meaning assigned to such term in Section 3(i) hereof.
(b)Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Buyer hereunder shall be prepared, in accordance with GAAP.
(c)Interpretation. The following rules of this Section 2(c) apply unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Program Document) is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Program Document and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission, electronic mail and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Sellers by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest or demonstrable error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement which is in writing (including any Electronic Transmission) and related to such agreement. Any Default or Event of Default hereunder shall be deemed to be continuing unless explicitly waived in writing by Buyer in its sole and absolute discretion and once waived in writing by Buyer shall be deemed to be not continuing, subject to and in accordance with the terms and conditions of any applicable waiver.
A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk or electronic readable form. Where a Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise or the relevant provision requiring such document expressly provides otherwise.
References in this Agreement and in the other Program Documents to the ownership of one or more related Participation Interest shall mean the ownership of such related Participation Interest by Participation Seller.
This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Sellers and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to any Seller, a servicer or subservicer of the Purchased Assets, any other Person or the Purchased Assets themselves.
3.THE TRANSACTIONS
(a)Subject to the terms and conditions of the Program Documents, Buyer shall, with respect to the Committed Amount, and may, with respect to the Uncommitted Amount, from time to time as requested by Sellers, enter into Transactions with an aggregate Purchase Price for all Purchased Assets acquired by Buyer not to exceed the Maximum Aggregate Purchase Price, with a simultaneous agreement by Buyer to transfer to Sellers the Purchased Assets and the related Purchased Items on the Repurchase Date, against the transfer of funds by Seller, in an amount equal to the Repurchase Price. Buyer shall have the obligation, subject to the terms and conditions of the Program Documents, to enter into Transactions up to the Committed Amount and shall have no obligation to enter into Transactions with respect to the Uncommitted Amount, which Transactions shall be entered into in the sole discretion of Buyer; provided that Buyer shall provide Sellers with at least [***] Business Days’ prior written notice before exercising its discretion to cease entering into Transactions with Sellers for all or any portion of the Uncommitted Amount. Unless otherwise agreed to by Buyer and Sellers in writing, all purchases of Eligible Assets hereunder shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up to the Uncommitted Amount. Buyer and Sellers agree that the Purchased Assets transferred to Buyer in any Transaction hereunder may include Eligible Loans that are Wet Loans subject to any applicable sub-limits regarding Wet Loans set forth in the Pricing Side Letter. Buyer shall not have the right to terminate any Transactions with respect to the Uncommitted Amount after the related Purchase Date until the related Repurchase Date.
(b)Unless otherwise agreed, Sellers shall request that Buyer enter into a Transaction by delivering (i) to Buyer, Custodian and Disbursement Agent a Transaction Notice, (ii) to Buyer, Custodian and Disbursement Agent an estimate of the Purchase Price for Eligible Assets to be purchased on the Purchase Date (which estimate may be included in a Transaction Notice) and (iii) to Custodian, the Mortgage Files for each such Eligible Asset which is proposed to be included in a Transaction by the times set forth in the Custodial Agreement, each in accordance with the times specified in the Custodial Agreement.
Each Transaction Notice shall specify the proposed Purchase Date, Purchase Price, Pricing Rate and Repurchase Date and include a Loan Schedule in respect of the Loans and Participation Interests that a Seller proposes to include in the related Transaction. In addition, each Transaction Notice shall set forth the related Purchase Price allocable to each individual Loan and the related Participation Interest. Each Transaction Notice shall clearly indicate those Loans that are intended to be Wet Loans, Wet Correspondent Loans and Dry Loans and include a Loan Schedule in respect of the Loans and Participation Interests that a Seller proposes to include in the related Transaction.
Buyer shall notify Sellers of its agreement to enter into a Transaction and confirm the terms of such Transaction by delivering to Sellers a Funding Notice specifying the Loans and Participation Interests Buyer agrees to purchase on the related Purchase Date, and any other terms of the related Transaction, by 3:30 p.m. (New York City time) on the related Funding Date provided that Sellers have delivered the related Transaction Notice prior to 1:30 p.m. (New York City time) on such date and provided further that all other conditions herein and in the Custodial Agreement have been satisfied. In the event of a conflict between the terms set forth in the Transaction Notice delivered by Sellers to Buyer and Custodian and the terms set forth in the related Funding Notice delivered by Buyer to Sellers, the terms of the related Funding Notice shall control. In the event of a conflict between the terms set forth in this Agreement and the terms set forth in any Funding Notice, the terms of such Funding Notice shall control to the extent that the Funding Notice notes such conflict and specifies that the Funding Notice shall control.
By entering into a Transaction with Buyer, each Seller consents to the terms set forth in the related Funding Notice. The Funding Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and each Seller with respect to the Transaction to which the Funding Notice relates.
Simultaneously with the delivery to Buyer of each Transaction Notice, the Participation Interest in each Loan listed on such Transaction Notice shall be deemed automatically to be incorporated by reference into the Participation Schedule and included in the Participation Interests represented by the Participation Certificates. On each Business Day, Buyer shall provide to Sellers an updated cumulative schedule of all Participation Interests then subject to Transactions (each, an “End of Day Report”), and Sellers shall update the Participation Schedule on a daily basis to include all Participation Interests included in the most recently delivered End of Day Report.
Sellers agree to promptly report to Custodian and Buyer by facsimile transmission or such other method acceptable to Custodian and Buyer within [***] of discovery that any Wet Loans that were previously subject to a Transaction do not close for any reason and any Loans which are subject to a Rescission.
(c)Pursuant to the Custodial Agreement, Custodian will be required to review any Loan Documents delivered in accordance with the time set forth in the Custodial Agreement. In accordance with the times specified in the Custodial Agreement, Custodian will be required to deliver to Buyer, via Electronic Transmission acceptable to Buyer, the related Custodian Loan Transmission and the related Exception Report showing the status of all Loans then held by Custodian, including but not limited to the Dry Loans and the Wet Loans which are subject to Exceptions, and the time the related Loan Documents have been released pursuant to the Custodial Agreement.
(d)Upon a Seller’s request to enter into a Transaction pursuant to Section 3(a), assuming all conditions precedent set forth in this Section 3 and in Sections 9(a) and (b), as applicable, have been met, and provided no Default shall have occurred and be continuing, Buyer shall, with respect to the Committed Amount, and may, with respect to the Uncommitted Amount, enter into a Transaction for the purchase of the Eligible Assets included in the related Funding Notice by transferring to the Disbursement Account, via wire transfer in accordance with the terms of the Custodial Agreement (pursuant to written wire transfer instructions provided by a Seller on or prior to such Purchase Date), the Purchase Price in immediately available funds on the related Purchase Date and not later than the related time set forth in the Custodial Agreement. Each Seller acknowledges and agrees that the Purchase Price paid in connection with any Purchased Asset that is purchased in any Transaction includes a mutually negotiated premium allocated to the portion of such Purchased Asset that constitutes the related Servicing Rights in connection with such Loan.
(e)Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:
(i)Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBO Base Rate” in Section 2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein;
(ii)Buyer determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of “LIBO Base Rate” in Section 2 upon the basis of which the rate of interest for Transactions is to be determined is not likely to adequately cover the cost to Buyer of purchasing and holding the Loans hereunder; or
(iii)it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on the LIBO Base Rate;
then Buyer shall give Sellers prompt notice thereof and, so long as such condition remains in effect, (A) Buyer shall be under no obligation to enter into Transactions with respect to additional Loans hereunder, unless, in the case of clauses (i) and (ii) above, Sellers agree to pay a rate per annum as determined by Buyer taking into account the increased cost to Buyer of purchasing and holding the Loans and related Participation Interests hereunder and using an index rate comparable to that used by Buyer in connection with other comparable facilities provided by Buyer, and (B) Sellers shall, at their option, either repurchase the Purchased Assets then subject to a Transaction within [***] days (or such shorter period as is reasonably practical) or pay a Pricing Rate at a rate per annum as determined by Buyer taking into account the increased cost to Buyer of purchasing and holding the Loans and the related Participation Interests and using an index rate comparable to that used by Buyer in connection with other comparable facilities provided by Buyer. Notwithstanding the foregoing, and to the extent confirmed by Buyer in writing (i) any determination by Buyer under clauses (i), (ii) and (iii) of this Section 3(e) shall be made in good faith and consistently with other lending facilities with similarly situated counterparties of Buyer and (ii) Seller shall not be required to pay any such additional compensation unless Buyer is seeking similar compensation from its similarly situated counterparties and not singling Sellers out for additional compensation.
(f)Sellers shall repurchase from Buyer and Buyer shall sell to Sellers the related Purchased Assets on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset.

In connection with any such repurchase, Buyer shall (i) return the related Participation Certificate (so long as such Participation Certificate is not related to any Loan or related Participation Interest that is a Purchased Asset that remains subject to a Transaction) to Sellers pursuant to Sellers’ written instructions and (ii) cooperate with Sellers in Sellers’ obtaining the related Purchased Assets (and related Purchased Items), as applicable, from Custodian pursuant to the terms of the Custodial Agreement at Seller’s expense on (or after) the related Repurchase Date.
(g)Provided that the applicable conditions in Section 9(b) have been satisfied and provided further no Default shall have occurred and be continuing, unless Buyer is notified by Sellers to the contrary not later than 11:00 a.m. New York City time at least [***] Business Days prior to any Payment Date, on each related Payment Date the Purchased Assets shall automatically and immediately become subject to a new Transaction. Sellers shall (i) deliver an updated Servicing Transmission and (ii) cause Custodian to deliver an updated Custodian Loan Transmission and an Exception Report, with respect to such Purchased Assets. For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Payment Date and the related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.
(h)Sellers shall have the right to repurchase any or all of the Purchased Assets on any day that is not a Repurchase Date upon providing [***] prior written notice thereof to Buyer by 2:00 p.m. (New York City time) on [***] prior to the proposed date of repurchase, without incurring any breakage fees. If such notice is given, the Repurchase Price specified in such notice shall be due and payable on the date specified therein, together with the Price Differential to such date on the amount prepaid.
(i)If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Loans purchased pursuant to it or change the basis of taxation of payments to Buyer in respect thereof other than, in each case, Excluded Taxes or Indemnified Taxes or Other Taxes, which are indemnified under Section 5 hereof;
(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the LIBO Base Rate hereunder; or
(iii)shall impose on Buyer any other condition affecting this Agreement or the Transactions hereunder;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Buyer shall give Sellers prompt notice thereof by delivering to Sellers a certificate with reasonable detail as to any additional amounts payable pursuant to this subsection as calculated by Buyer in good faith (a “Yield Protection Notice”), which shall be conclusive in the absence of manifest error. Sellers shall, at their option, within [***] Business Days of its receipt of any such Yield Protection Notice, either (A) (1) notify Buyer of its intent to terminate this Agreement (without the imposition of any form of penalty, breakage costs or exit fees) and (2) repurchase all Purchased Assets within [***] days of such notice to Buyer or (B) pay Buyer such additional amount or amounts as will compensate Buyer for such increased cost or reduced amount receivable thereafter incurred; provided that, with respect to the immediately preceding clause (B), Sellers shall only be obligated to pay those amounts pursuant to this Section 3(i) to the extent incurred by Buyer (1) within [***] days prior to delivery of the Yield Protection Notice to Sellers or (2) on or after delivery of such Yield Protection Notice to Sellers. In the event Sellers terminate this Agreement and repurchase all Purchased Assets pursuant to clause (A) above, in no event shall Sellers pay (i) any increased costs specified in the Yield Protection Notice or (ii) any increased costs accrued during the [***] days prior to receipt of such Yield Protection Notice.
If Buyer shall have determined in good faith that either (A) the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or Official Body made subsequent to the date hereof; or (B) compliance by Buyer or any corporation controlling Buyer with: (1) any directive or request from any Governing Authority or Official Body (whether or not having the force of law) imposed after the date hereof or (2) the requirements of, whether such compliance is commenced prior to or after the date hereof, any of (x) Basel III or (y) the Dodd-Frank Act, or any existing rules, regulations, guidance, interpretations or directives from the United States bank regulatory agencies relating to Basel III or the Dodd-Frank Act; shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital to a level below that which Buyer or such corporation (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material to the extent Buyer or such corporation determines such increase in capital to be attributable to the existence of the obligations or agreements of Buyer hereunder, then, in any such case, Buyer shall give Sellers prompt notice thereof by delivering to Sellers a certificate with reasonable detail as to any additional amounts payable pursuant to this subsection as calculated by Buyer in good faith (a “Capital Adequacy Notice”), which shall be conclusive in the absence of manifest error. Sellers shall, at their option, within [***] Business Days of its receipt of any such Capital Adequacy Notice, either (A) (1) notify Buyer of its intent to terminate this Agreement (without the imposition of any form of penalty, breakage costs or exit fees) and (2) repurchase all Purchased Assets within [***] days of such notice to Buyer or (B) pay Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided that, with respect to the immediately preceding clause (B), Sellers shall only be obligated to pay those amounts pursuant to this Section 3(i) to the extent incurred by Buyer (1) within [***] days prior to delivery of the Capital Adequacy Notice to Sellers or (2) on or after delivery of such Capital Adequacy Notice to Sellers. In the event Sellers terminate this Agreement and repurchase all Purchased Assets pursuant to clause (A) above, in no event shall

Sellers pay (i) any increased costs specified in the Capital Adequacy Notice or (ii) any increased costs accrued during the [***] days prior to receipt of such Capital Adequacy Notice.
Notwithstanding the foregoing, and to the extent confirmed in writing by Buyer, (i) any determination by Buyer under this Section 3(i) shall be made in good faith and consistently with other lending facilities with similarly situated counterparties of Buyer and (ii) Sellers shall not be required to pay any such additional compensation unless Buyer is seeking similar compensation from its similarly situated counterparties and not singling Sellers out for additional compensation.
4.PAYMENTS; COMPUTATIONS; FACILITY FEE
(a)Payments. Except to the extent otherwise provided herein, all payments to be made by Sellers under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer at Citibank, New York, Account Number [***], For the A/C of Citibank, N.A., ABA# [***], Reference: United Shore, not later than 5:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each Seller acknowledges that it has no rights of withdrawal from the foregoing account.
(b)Computations. The Price Differential shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and all accrued and unpaid Price Differential shall be due and payable on a monthly basis on each monthly Payment Date. Upon the written request of a Seller, provided at least [***] Business Days prior to any monthly Payment Date or any Repurchase Date, Buyer will provide to Sellers a written estimate of the total accrued and unpaid Price Differential payable on such Payment Date or Repurchase Date, as applicable. Buyer shall use reasonable efforts to provide such written estimate at least [***] Business Days’ prior to the applicable Payment Date or Repurchase Date, as applicable; provided that Buyer’s failure to provide such estimate within such time frame shall not affect the accrual of Price Differential payable on such Payment Date or Repurchase Date, as applicable.
(c)Facility Fee. Sellers agree to pay to Buyer an annual Facility Fee, such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in twelve (12) equal monthly payments. The first installment of the Facility Fee shall be payable on Closing Date, and each succeeding monthly installment shall be payable on the monthly Payment Date of each calendar month commencing in November, 2020. Buyer may, in its sole discretion and upon prior written notice to Sellers, net any installment of the Facility Fee then due and payable from the proceeds of any Purchase Price paid to Sellers. In the event that the Termination Date is accelerated to a date which is prior to the payment in full of all installments of the Facility Fee, the outstanding installments of the Facility Fee for the applicable twelve (12) month period shall be payable on the Termination Date. Each installment of the Facility Fee is and shall be deemed to be fully earned as of the Closing Date and non-refundable when paid.

(d)Payment Date Obligations. If on any Payment Date, Income on deposit to the Collection Account is insufficient to pay any of the amounts specified in Sections 7(b) or 7(c), as applicable, Sellers shall, on such Payment Date, remit or cause such amounts to be remitted to Buyer at the account specified in Section 4(a) above.
5.TAXES; TAX TREATMENT
(a)All payments made by Sellers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority (collectively, “Taxes”), all of which shall be paid by a Seller for its own account not later than the date when due. If a Seller determines that it is required by law or regulation to deduct or withhold any Taxes (other than Excluded Taxes) from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to Buyer, promptly, original tax receipts and other evidence reasonably satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (d) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes (other than Excluded Taxes), a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.
(b)In addition, each Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).
(c)Each Seller agrees to indemnify Buyer for the full amount of Indemnified Taxes on amounts payable under this Section 5, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Buyer shall have provided Sellers with evidence, reasonably satisfactory to Sellers, of payment of Taxes or Other Taxes, as the case may be.
(d)Any Buyer (including any assignee) that is a United States Person within the meaning of Code Section 7701(a)(30) shall deliver to Sellers on or prior to the date on which such Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the request of a Seller executed originals of United States Internal Revenue Service (“IRS”) Forms W-9 certifying that such Buyer is not subject to U.S. federal backup withholding tax. Any Buyer (including any assignee) that is not a United States Person within the meaning of Code Section 7701(a)(30) (a “Foreign Buyer”) shall provide Sellers on or prior to the date upon which each such Foreign Buyer becomes a Buyer (or acquires an interest in this Agreement), and from time to time thereafter upon the reasonable request of Sellers, with properly completed IRS Form W-8BEN, W-8BEN-E or W-8ECI or any other such forms, successor forms, or documentation prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. Each Foreign Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Sellers in writing of its legal inability to do so. For any period with respect to which a Foreign Buyer has failed to provide Sellers with the appropriate form or other relevant document pursuant to this Section 5(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Sellers shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes (but at the sole expense of such Foreign Buyer). In addition, a Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Sellers executed originals of any other IRS Form prescribed by applicable law as a basis for claiming a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Sellers to determine the withholding or deduction required to be made. If a payment made to a Foreign Buyer would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Code Sections 1471(b) and 1472(b)), Buyer shall deliver to Sellers at the time or times prescribed by law and at such time or times reasonably requested by a Seller such documentation prescribed by applicable law and such additional documentation reasonably requested by a Seller as may be necessary for such Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(e)Without prejudice to the survival of any other agreement of a Seller hereunder, the agreements and obligations of Sellers contained in this Section 5 shall survive the termination of this Agreement. Nothing contained in this Section 5 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.
(f)Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Sellers that is secured by the Purchased Assets and that the Purchased Assets are owned by Sellers in the absence of an Event of Default by a Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

6.MARGIN MAINTENANCE
(a)If at any time (A) either (i) the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance of the Purchased Assets subject to all Transactions is less than the aggregate Par Margin Amount for all such Transactions (either such event, a “Margin Deficit”), and (B) such Margin Deficit equals or exceeds the Margin Threshold on an aggregate basis, then Buyer may, by written notice to Sellers, require Sellers in such Transactions to transfer to Buyer cash within the time period specified in Section 6(c) below, so that both (A) the cash and aggregate Market Value of the Purchased Assets will thereupon equal or exceed such aggregate MV Margin Amount and (B) the cash and aggregate unpaid principal balance of such Purchased Assets, will thereupon equal or exceed such aggregate Par Margin Amount (either such requirement, a “Margin Call”).
(b)[***]
(c)Notice required pursuant to Section 6(a) may be given by any means provided in Section 21 hereof. Any notice given on a Business Day on or prior to 9:30 a.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the next Business Day. Any notice given on a Business Day following 9:30 a.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second Business Day following such notice. The failure of Buyer, on any one or more occasions, to exercise its rights under this Section 6, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Sellers and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers. Notwithstanding anything contained herein to the contrary Buyer shall have no obligation to enter into any Transaction at any time a Margin Call is outstanding and has not been cured by Sellers (not taking into account the period provided in this subsection (b) for Seller to satisfy any Margin Call).
7.INCOME PAYMENTS
(a)Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset subject to that Transaction, such Income shall be the property of Buyer. Sellers shall cause all Income received by Servicer, with respect to Purchased Assets to (i) be deposited directly by the Servicer into the Collection Account on the next monthly Servicer Remittance Date following receipt by the Servicer. Sellers shall cause any Income received by Seller with respect to any Purchased Assets to be deposited directly into the Collection Account within [***] Business Days of its receipt.
(b)Provided that no Default in is existence and no Event of Default has occurred, Buyer shall, or shall direct the Collection Account Bank on each Payment Date to, apply such Income on deposit in the Collection Account in the following order of priority:

(i)first, to Buyer, in payment of (A) any accrued and unpaid Price Differential to the extent not previously paid by Sellers to Buyer pursuant to terms of this Agreement, and (B) all other costs, fees and other amounts due and payable to Buyer (other than any Margin Deficit) pursuant to this Agreement and the other Program Documents;
(ii)second, to Buyer, an amount sufficient to eliminate any Margin Deficit;
(iii)third, to Buyer, (A) in reduction of the Purchase Price of any Liquidated Asset, an amount equal to the Purchase Price of such Liquidated Asset, and (B) in reduction of the Purchase Price for any reductions in the principal balance with respect to the Loans, an amount equal to the portion of the Purchase Price that corresponds to such reduction; and
(iv)fourth, to Sellers, any remaining funds.
(c)In the event a Default is in existence or an Event of Default has occurred, Buyer shall, or shall direct the Collection Account Bank, to apply such Income on deposit in the Collection Account in the following order of priority:
(i)first, to Buyer, in payment of (A) any accrued and unpaid Price Differential to the extent not previously paid by Sellers to Buyer pursuant to terms of this Agreement, and (B) all other costs, fees and other amounts due and payable to Buyer (other than any Margin Deficit) pursuant to this Agreement and the other Program Documents;
(ii)second, to Buyer, an amount sufficient to eliminate any Margin Deficit;
(iii)third, to Buyer, (A) in reduction of the Purchase Price of any Liquidated Asset, an amount equal to the Purchase Price of such Liquidated Asset, and (B) in reduction of the Purchase Price for any reductions in the principal balance with respect to the Loans, an amount equal to the portion of the Purchase Price that corresponds to such reduction;
(iv)fourth, to Buyer, in reduction of the Aggregate Outstanding Purchase Price and any other unpaid Obligations until such amount is reduced to zero; and
(v)fifth, any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated, shall be paid over to the Sellers, unless otherwise required to be paid over to another Person (including without limitation Buyer, its Affiliates or any other Person pursuant to any Program Document) by any court or other Governmental Authority or pursuant to applicable law (including, without limitation, the Bankruptcy Code).
(d)Buyer shall not be obligated to take any action pursuant to Section 7(b) if either (i) such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith a Seller transfers to Buyer cash sufficient to eliminate such Margin Deficit, or (ii) a Default has occurred and is then continuing at the time such Income is paid.
8.SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
(a)Each Seller and Buyer intend that each Transaction hereunder be a sale to Buyer of the Purchased Assets (other than for accounting and tax purposes) and not a loan from Buyer to each Seller secured by the Purchased Assets (including, without limitation, the related Servicing Rights). However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes such Transactions hereunder as other than sales, and as security for each Seller’s payment and performance of all of its Obligations, each Seller hereby grants Buyer a perfected first priority security interest in all of such Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired: (i) all Purchased Assets and the rights of each Seller with respect to all Loans identified on a Funding Notice or any Transaction Notice delivered by Buyer to Sellers and Custodian from time to time, (ii) all interests of such Seller in the related Loan Documents, including, without limitation, all promissory notes related to such Purchased Assets, (iii) all interests of such Seller in any other collateral pledged or otherwise relating to the related Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Loan accounting records and other books and records relating thereto, (iv) the Servicing Records, and the related Servicing Rights in connection with any Purchased Assets, (v) all rights of such Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Mortgage File or Servicing File, and all rights of such Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage File or Servicing File, (vi) all Income relating to such Purchased Assets, (vii) the Collection Account and all Income deposited therein relating to such Purchased Assets, (viii) each Servicer Custodial Account (if any) and all Income deposited therein relating to such Purchased Assets, (ix) such Seller’s right to any accounts related to the Purchased Assets and all amounts on deposit therein, (x) all Loan Guaranty Certificates, other mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any Mortgage Insurance Certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets and all claims and payments thereunder and all rights of such Seller to receive from any third party or to take delivery of any of the foregoing, (xi) all interests in real property collateralizing any Purchased Assets, (xii) all other insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all Insurance Proceeds and all rights of such Seller to receive from any third party or to take delivery of any of the foregoing, (xiii) any purchase agreements or other agreements, contracts or any related takeout commitments (including any Takeout Commitments), if any, relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, in each case relating to the Purchased Assets, (xiv) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing, and (xv) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”). Each Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest such Seller may have in the Purchased Assets and any other collateral granted by such Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.
Each Seller acknowledges and agrees that any of its rights with respect to the Purchased Items (including, without limitation, any security interest such Seller may have in the Purchased Assets and Loans and any other collateral granted by such Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder. Each Seller further acknowledges that it has no rights to the Servicing Rights related to the Loans, except as expressly set forth herein.Without limiting the generality of the foregoing and for the avoidance of doubt, in the event that a Seller is deemed to retain any residual interest in such Servicing Rights, such Seller grants, assigns and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to the Servicing Rights as indicated herein above. In addition, United Shore shall cause the Servicer, in its capacity as Servicer, to grant, assign and pledge to Buyer a first priority security interest in and to all the related Servicing Records and rights to receive the related Servicing Records or other documents that constitute a part of the Mortgage File or Servicing File with respect to any Loan, and all Income related to the Purchased Assets received by United Shore or Servicer (as applicable) in its capacity as Servicer, and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for each Seller’s Obligations to Buyer hereunder.
(b)At any time and from time to time, upon the written request of Buyer, and at the expense of Sellers, Sellers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby. Sellers also hereby authorize Buyer to file any such financing or continuation statement without the signature of Sellers to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.
(c)No Seller shall (i) change the location of its chief executive office/chief place of business from that specified in Section 12(m) hereof, (ii) change its name, identity or entity form or change the location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer at least [***] prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed reasonably necessary by Buyer to continue its perfected status in the Purchased Items with the same or better priority.
(d)Each Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller or in its own name, from time to time in Buyer’s reasonable discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably appropriate to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Items without such Seller’s signature thereon as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, each Seller hereby gives Buyer the power and right, on behalf of such Seller, without assent by, but with notice to, Sellers, if an Event of Default shall have occurred, to do the following:
(i)in the name of such Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;
(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;
(iii)(A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, to send “goodbye” letters and Section 404 Notices on behalf of such Seller and any applicable Servicer or Subservicer; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against such Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and each Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Sellers might do.
Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, is irrevocable, shall have no expiration date and shall survive termination of this Agreement. This power of attorney shall not revoke any prior powers of attorney granted by any Seller. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only after the occurrence of an Event of Default hereunder.
Each Seller also authorizes Buyer, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Section 19 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.
(e)The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Sellers for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
(f)If a Seller fails to perform or comply with any of its agreements contained in the Program Documents and Buyer performs or complies, or otherwise causes performance or compliance, with such agreement, the reasonable and documented out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by Sellers to Buyer on demand and shall constitute Obligations.
(g)Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of Seller or otherwise.
(h)All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.
(i)At Buyer’s sole option, exercisable prospectively or retrospectively with respect to the Purchased Assets in whole or in part, and without notice to a Seller or any other person, (i) the sale of the Purchased Assets to Buyer on each Purchase Date may be deemed a sale of a 100% participation interest, constituting 100% beneficial ownership, of the related Loans, in lieu of a sale to Buyer of the Purchased Assets themselves, (ii) to such extent any Seller is deemed to retain legal title to the Purchased Assets solely to service or supervise the servicing thereof and (iii) this Agreement will be deemed the related participation agreement in such event.
(j)The foregoing grants of security interest set forth in Section 8(a) are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
9.CONDITIONS PRECEDENT
(a)As conditions precedent to the Initial Transaction, Buyer shall have received on or before the date on which such Initial Transaction is consummated the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):
(i)Program Documents. The Program Documents (including all exhibits, annexes and schedules related thereto) duly executed and delivered by each party thereto and being in full force and effect, free of any modification, breach or waiver.
(ii)Organizational Documents. With respect to each Seller, an Officer’s Certificate of each Seller in substantially the form attached hereto as Exhibit E, together with (A) a certified copy of a good standing certificate of each Seller dated as of a recent date, but in no event more than [***] prior to the date of such Initial Transaction, and (B) certified copies of the organizational and/or formation documents of each Seller, and of all corporate or other authority for each Seller with respect to the execution, delivery and performance of the Program Documents and each other document required to be delivered by each Seller from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from such Seller to the contrary).
(iii)Incumbency Certificate. An incumbency certificate with respect to each Seller of the secretary (as applicable) of each Seller, certifying the names, true signatures and titles of such Seller’s (as applicable) representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder.
(iv)Legal Opinions. Such opinions of counsel to Sellers as Buyer may reasonably require that are customary in transactions of this type, including as to corporate and enforceability issues, perfection and first priority of security interest, “repurchase agreement”, “securities contract” and “master netting agreement” matters under the Bankruptcy Code, and Investment Company Act issues.
(v)Filings, Registrations, Recordings. (A) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Buyer, a perfected, first-priority security interest in the Purchased Items, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if Buyer determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (B) UCC lien searches, dated as of a recent date, in no event more than [***] prior to the date of such Initial Transaction, in such jurisdictions as shall be applicable to Sellers and the Purchased Items, the results of which shall be satisfactory to Buyer.
(vi)Fees and Expenses. Buyer shall have received all fees and expenses (including without limitation, the Facility Fee) required to be paid by Sellers on or prior to the applicable Purchase Date, which fees and expenses may be netted out of any purchase proceeds paid by Buyer hereunder.
(vii)Financial Statements. Buyer shall have received the financial statements of United Shore referenced in Section 12(b).
(viii)Underwriting Guidelines. Buyer and United Shore shall have agreed upon United Shore’s current Underwriting Guidelines for Loans and Buyer shall have received a copy thereof certified by a Responsible Officer of United Shore.
(ix)Consents, Licenses, Approvals, etc. Upon the request of Buyer, Buyer shall have received copies certified by United Shore of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by United Shore of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect, including but not limited to, evidence of VA approval as lender, evidence of FHA approval as Mortgagee and Servicer of the Loans, as well as FHA approval of any servicer or Subservicer of the Loans.
(x)Insurance. Buyer shall have received evidence in form and substance reasonably satisfactory to Buyer showing compliance by United Shore with Section 13(v) hereof.
(xi)Power of Attorney. Each Seller shall have delivered a power of attorney with respect to the powers described in Section 8(d) substantially in the form attached hereto as Exhibit B.
(xii)Participation Certificate. Buyer shall have received the original Participation Certificate in the name of Buyer and the Master Participation Agreement duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver, including, with respect to such Participation Interest, all necessary documents, affidavits and assignments (with medallion stamp applied as necessary) necessary to register such Participation Certificate in the name of Buyer, accompanied by the Participation Schedule, evidencing each of the Participation Interests subject to the Initial Transaction (which shall include all Participation Interests listed on the related Transaction Notice).

(xiii)Other Documents. Buyer shall have received such other documents as Buyer or its counsel may reasonably request, to the extent reasonably accessible and subject to confidentiality restrictions.
(b)Each Transaction pursuant to this Agreement (including the initial Transaction) shall be subject to the following conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:
(i)No Default or Event of Default shall have occurred and be continuing. No Servicer Termination Event shall have occurred unless a replacement servicer has been appointed.
(ii)Both immediately prior to entering into such Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by Seller in Section 12, Schedule 1-A and Schedule 1-B hereof, and in each of the other Program Documents, shall be true and correct on and as of the related Purchase Date in all material respects (in the case of the representations and warranties in Section 12(w) and in Schedule 1-A and Schedule 1-B, solely with respect to Loans and related Participation Interests subject to such Transaction) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(iii)The then Aggregate Outstanding Purchase Price for the Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.
(iv)Subject to Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 44 hereof, Buyer shall have completed its Due Diligence Review of the Loan Documents for each Purchased Asset subject to such Transaction and such other documents, records, agreements, instruments, Mortgaged Properties or information relating to any Seller, any Servicer or Subservicer, and such review shall be satisfactory to Buyer in its reasonable discretion.
(v)With respect to any proposed Transaction involving the purchase of Loans other than Agency Loans subserviced by Cenlar, Buyer shall have received an executed Instruction Letter specific to the applicable loan product, in form and substance reasonably acceptable to Buyer.
(vi)Buyer or its designee shall have received on or before the day of a Transaction with respect to any Purchased Assets (unless otherwise specified in this Agreement), the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:
(A)the Transaction Notice with respect to such Purchased Assets, delivered pursuant to Section 3(a);

(B)the Trust Receipt (and related Custodian Loan Transmission and related Exception Report) with respect to such Purchased Assets, with the Funding Notice attached;
(C)with respect to any Purchased Asset that is a Wet Loan, to the extent requested by Buyer, a copy of the related Insured Closing Letter and the related Escrow Letter with respect to such Wet Loan and related Participation Interest;
(D)with respect to a purchase of a Purchased Asset, an updated Participation Schedule evidencing all Participation Interests represented by the Participation Certificate, including the additional Participation Interests subject to the related Transaction (which shall be deemed to include all Participation Interests in each Loan identified in the most recently delivered End of Day Report and in the related Transaction Notice); and
(E)such certificates, customary opinions of counsel or other documents as Buyer may reasonably request; provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment.
(vii)With respect to any Loan that was funded in the name of an Affiliate of any Seller, Buyer may, in its sole discretion, require such Seller to provide evidence sufficient to satisfy Buyer that such Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to Buyer in its sole discretion, that such Loan was acquired in a legal sale.
(viii)None of the following shall have occurred and/or be continuing: (i) an event or events resulting in the inability of Buyer to finance its purchases of assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events or a material adverse change in the financial condition of Buyer that affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under or otherwise comply with the terms of this Agreement, or (ii) an event beyond the control of Buyer which Buyer reasonably determines may result in Buyer’s inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing shall have occurred or be continuing. Notwithstanding the foregoing, any determination by Buyer under this Section 9(b)(viii) shall be made in good faith and consistently with other lending facilities with similarly situated counterparties of Buyer.

(ix)Each Loan shall conform to United Shore’s Underwriting Guidelines or Buyer shall have received Underwriting Guidelines for such Loans acceptable to Buyer in its reasonable discretion.
(x)If any Loans are serviced by any Servicer (other than United Shore) or any Subservicer, Buyer shall have received, no later than [***] prior to the requested Purchase Date, (A) the related Servicing Agreement (if applicable) with respect to each Loan, including any and all amendments that materially affect the servicing of the Loans and Buyer’s interest therein, and (B) an Instruction Letter in form and substance acceptable to Buyer, Participation Seller and such Servicer or Subservicer, in each case, in form and substance reasonably acceptable to Buyer.
(xi)Buyer shall have determined that all actions necessary or, in the reasonable opinion of Buyer, desirable to maintain Buyer’s perfected interest in the Purchased Assets, Loans and other Purchased Items have been taken, including, without limitation, duly filed Uniform Commercial Code financing statements on Form UCC-1.
(xii)Buyer shall have received all fees and expenses owed to Buyer in accordance with this Agreement and any other Program Document required to be paid by Sellers on or prior to the related Purchase Date, which fees and expenses may be netted out of any purchase proceeds paid by Buyer hereunder, and all of Buyer’s attorney fees and expenses and due diligence expenses then due and owing.
(xiii)Buyer or its designee shall have received any other documents reasonably requested by Buyer, to the extent reasonably accessible and subject to confidentiality restrictions.
(xiv)Immediately prior to entering into a new Transaction on the related Purchase Date, no Margin Call has remained unpaid beyond the deadline set forth in Section 6(c).
(xv)With respect to each Purchased Asset that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, Buyer shall have received a Security Release Certification for such Purchased Asset that is duly executed by the related secured party and Sellers.
(xvi)Compliance Certificate. Sellers shall have delivered to Buyer a Compliance Certification signed by a Responsible Officer of each Seller in the form of Exhibit A attached hereto.
(xvii)Cease Funding Events. None of the following events shall have occurred and be continuing (each, a “Cease Funding Event”):
(A)United Shore shall become subject to an investigation by any Agency (other than routine investigations occurring in the ordinary course of business).

(B)The aggregate amount of all Repurchase Obligations of United Shore to its third party investors (including any Agency) exceeds [***] of United Shore’s Liquidity.
(C)The 6-month rolling average rate of rejection by the FHA of insurance claims by United Shore exceeds [***] (by number of loans or unpaid principal balance) of claims submitted by United Shore.
(D)The 6-month rolling average ratio of reimbursement by the FHA to claims submitted by United Shore is less than [***]
(E)The 6-month rolling average rate of rejection by Fannie Mae or Freddie Mac of sales by United Shore exceeds [***] (by number of loans or unpaid principal balance) of proposed sales by United Shore.
(F)The 6-month rolling average ratio of sales by United Shore to Fannie Mae or Freddie Mac to proposed sales by United Shore to Fannie Mae or Freddie Mac is less than [***]
(G)The “compare ratio” assigned to United Shore by FHA under its “Neighborhood Watch” program is greater than [***]; provided, however, that Buyer may, by providing prior written notice to United Shore in Buyer’s sole discretion, adopt a different threshold for such ratio or other statistic, and in such event, there shall be a Cease Funding Event hereunder if the “compare ratio” or such other statistic assigned to United Shore by FHA is less favorable than such threshold adopted by Buyer.
(H)To the extent United Shore has “delegated lender insurance authority” from HUD as of the date hereof, such authority shall be revoked or suspended at any time by HUD and, if Buyer has determined in its sole discretion that such event is capable of being cured, such event is not cured within [***] Business Days.
Notwithstanding anything to the contrary herein, no Cease Funding Event described herein shall (a) cause the termination or modification of any existing Transaction, or (b) void the terms of any Funding Notice for specific Loans delivered by the Buyer to the Seller on or before the declaration of such Cease Funding Event.
10.RELEASE OF PURCHASED ASSETS
Upon timely payment in full of the Repurchase Price then owing with respect to all of the Purchased Assets and the satisfaction of all other Obligations and the termination of this Agreement, then Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Assets and any Purchased Items solely related to the Purchased Assets.

With respect to any Loan held by United Shore, upon timely payment in full of the Repurchase Price allocable to such Loan and the satisfaction of all other Obligations (if any) then outstanding, unless a Default or an Event of Default shall have occurred and be continuing, then Buyer shall be deemed to have released its interest in such Loan and any Purchased Items related to any such Loan, unless such release would give rise to or perpetuate a Margin Deficit. No Loans may be removed from United Shore unless Buyer shall have released its interest pursuant to this Section 10.
Sellers shall provide at least two (2) Business Days’ prior written notice to Buyer if any repurchase or removal pursuant to this Section 10 shall occur on any date other than the Repurchase Date. If any release and termination gives rise to or perpetuates a Margin Deficit, Buyer shall notify Sellers of the amount thereof and prior to such release, Sellers shall thereupon satisfy the Margin Call upon such release in the manner specified in Section 6. Any Margin Deficit shall be cured prior to the release of any Loan pursuant to this Section 10.
11.RELIANCE
With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to any Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on a Seller’s behalf.
12.REPRESENTATIONS AND WARRANTIES
Each Seller (with respect to itself) represents and warrants to Buyer that throughout the term of this Agreement:
(a)Existence. Each Seller (a) is duly organized, validly existing and in good standing as a trust, real estate investment trust, corporation, limited liability company, statutory trust or limited partnership (as applicable) under the laws of the jurisdiction in which it was formed, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, and to originate, sell, assign, pledge and repurchase the Loans and service and administer the Loans (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law and its Governing Documents. Participation Seller is a Special Purpose Entity wholly owned directly by United Shore.
(b)Financial Condition. On or prior to the Effective Date, United Shore has furnished to Buyer a copy of its audited consolidated balance sheets, as of December 31, 2019 with the opinion thereon of Richey May & Co. United Shore has also furnished to the Buyer the related consolidated statements of income and retained earnings and of cash flows for United Shore and its consolidated Subsidiaries for the one year period ending December 31, 2019, setting forth in comparative form the figures for the previous year. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of United Shore and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date all in accordance with GAAP applied on a consistent basis.
(c)Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against any Seller or any of its Subsidiaries or Affiliates or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to exceed the greater of (A) [***] and (B) [***], (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby, or (iii) which seeks to prevent the consummation of any Transaction.
(d)No Breach. Neither (i) the execution and delivery of the Program Documents, nor (ii) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the applicable Governing Documents or any Requirement of Law, or other material agreement or instrument or Contractual Obligation, to which a Seller, or any of its Subsidiaries or Affiliates, is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of a Seller or any of its Subsidiaries or Affiliates, pursuant to the terms of any such agreement or instrument.
(e)Action. Each Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by such Seller of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by a Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
(f)Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by a Seller of the Program Documents to which it is a party or for the legality, validity or enforceability thereof which have not been obtained or made, except for filings and recordings in respect of the Liens created in favor of Buyer pursuant to this Agreement or any Program Document.
(g)Taxes. United Shore and its Subsidiaries and Affiliates have filed all federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of United Shore and its

Subsidiaries and Affiliates in respect of taxes and other governmental charges are, in the opinion of United Shore, adequate. Any taxes, fees and other governmental charges payable by United Shore in connection with a Transaction and the execution and delivery of the Program Documents have been or will be paid when due.
(h)Investment Company Act. No Seller or any of its Subsidiaries is an “investment company”, or a company “controlled” by an entity that is required to be registered under the Investment Company Act. No Seller is subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.
(i)No Legal Bar. The execution, delivery and performance of this Agreement, the other Program Documents, the sales hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of each Seller and will not result in, or require, the creation or imposition of any Lien (other than the Liens created in favor of Buyer hereunder or under any Program Document) on any of a Seller’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.
(j)Compliance with Law. No practice, procedure or policy employed or proposed to be employed by any Seller in the conduct of its business violates any Requirement of Law applicable to it which, if enforced, would result in a Material Adverse Effect with respect to such Seller.
(k)No Default. No Seller is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
(l)Collateral; Collateral Security.
(i)Immediately prior to the sale of any Loan or Participation Interest by Sellers, United Shore was the sole owner of such Loan and Participation Seller was the sole owner of such Participation Interest, and in each case had good and marketable title thereto, free and clear of all Liens in each case except for Liens to be released simultaneously with the sale of such Loan or Participation Interest to Buyer hereunder, and no Person other than Sellers have any interest in the Purchased Assets.
(ii)The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Purchased Items.
(iii)Upon receipt by Buyer of the Participation Certificate in the name of Buyer, Buyer shall have a fully perfected first priority security interest therein.
(iv)Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and each Seller as “Debtor”, and describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Purchased Items will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.
(m)Chief Executive Office; Chief Operating Office. United Shore’s chief executive office and chief operating office on the Effective Date is located at 585 South Boulevard East, Pontiac, Michigan 48341. Participation Seller’s chief executive office and chief operating office on the Effective Date is located at 585 South Boulevard East, Pontiac, Michigan 48341.
(n)Location of Books and Records. The location where Seller keeps its books and records including all computer tapes and records relating to the Purchased Items is its chief executive office or chief operating office or the offices of Custodian.
(o)True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Seller or any of its Subsidiaries or Affiliates to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of a Seller or any of its Subsidiaries or Affiliates to Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of a Seller that, after due inquiry, would reasonably be likely to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby, unless such Seller notifies Buyer in writing of any such fact within [***] of notice to, or knowledge of, a Responsible Officer.
(p)Financial Covenants. Sellers shall comply with the Financial Covenants.
(q)ERISA. Each Plan which is not a Multiemployer Plan, and, to the knowledge of United Shore, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law except for such instances of noncompliance that have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No event or condition has occurred and is continuing as to which United Shore would be under an obligation to furnish a report to Buyer under Section 13(a)(xii) hereof. Neither the present value of all accumulated benefit obligations under each Plan subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, nor the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans, in either case, by an amount that would reasonably be expected to result in a Material Adverse Effect. Neither United Shore nor any of its Subsidiaries provides any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law at no cost to the employer (collectively, “COBRA”) that would reasonably be expected to result in a Material Adverse Effect.
(r)Servicing Advances/Servicing Rights. No Loans shall at any time be subject to any servicing advance facility or similar agreement or facility. No Servicing Rights are subject to any “MSR” facility or similar credit agreement. No servicing advances made with respect to any Loans nor any Servicing Rights have been sold, assigned, transferred, pledged or hypothecated to any party or otherwise encumbered in any way.
(s)Filing Jurisdictions/Relevant States. Schedule 2 sets forth all of the jurisdictions and filing offices in which a financing statement should be filed in order for Buyer to perfect its security interest in the Purchased Items that can be perfected by filing. Schedule 4 sets forth all of the states or other jurisdictions in which United Shore originates Loans in its own name or through brokers on the date of this Agreement.
(t)[Reserved].
(u)[Reserved].
(v)Subsidiaries. All of the Subsidiaries of United Shore at the date hereof are listed on Schedule 3 to this Agreement.
(w)Origination and Acquisition of Loans. The Loans were originated by United Shore or acquired by United Shore, and the origination and collection practices used by United Shore or such Qualified Originator, as applicable, with respect to the Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan origination and servicing business, and in accordance with FHA, VA, RHS or any other Agency standards as applicable, and in accordance with the Underwriting Guidelines. All Loans are in conformity with the Underwriting Guidelines and, are eligible for sale to Fannie Mae or Freddie Mac or for guaranty by Ginnie Mae, the VA or the RHS or for insurance by the FHA, and satisfy all applicable requirements for delivery to the appropriate Agency. Each of the Loans complies with the representations and warranties listed in Schedule 1-A hereto. Each of the Participation Interests subject to Transactions hereunder complies with the representations and warranties listed in Schedule 1-B hereto. The review and inquiries made on behalf of Seller in connection with the making of the representations and warranties listed in Schedule 1-A and Schedule 1-B hereto have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. United Shore has no knowledge of any material fact that could reasonably lead it to expect that the Market Value of any Purchased Asset will not be obtained or realized. Each of the Purchased Asset is an Eligible Asset. With respect to each Purchased Asset purchased by United Shore from another Qualified Originator, (a) such

Purchased Asset was acquired and transferred on a true sale basis, (b) such Qualified Originator received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Qualified Originator to United Shore or an Affiliate of United Shore, and (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code.
(x)No Adverse Selection. United Shore has not used selection procedures that identified the Eligible Asset, when taken as a whole, as being materially less desirable or valuable than other comparable Loans or Participation Interests owned by a Seller.
(y)Solvency; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of each Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of United Shore in accordance with GAAP) of each Seller, and, to the knowledge of each Seller, the related Servicer (if not United Shore) or the related Subservicer, as applicable, is and will be solvent, is able and will be able to pay and is paying its debts as they mature and does not and will not have an unreasonably small amount of capital to engage in the business in which it is engaged and proposes to engage. No Seller nor, to the knowledge of a Seller, the related Servicer (if not United Shore) or the related Subservicer, as applicable, intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller nor, to the knowledge of a Seller, the related Servicer (if not United Shore) or the related Subservicer, as applicable, is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Seller, such Servicer or such Subservicer, as applicable, or any of its respective assets. United Shore is not transferring any Loans with any intent to hinder, delay or defraud any of its creditors.
(z)MERS. United Shore is a member of MERS in good standing.
(aa)No Broker. No Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Asset pursuant to this Agreement; provided, that if any Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Asset pursuant to this Agreement, such commission or compensation shall have been paid in full by such Seller.
(ab)FHA/VA/RHS. United Shore and any other Qualified Originator, if applicable, is an FHA Approved Mortgagee, a VA Approved Lender and a Rural Housing Service Approved Lender in good standing to originate and service mortgages and has not been suspended as a mortgagee or servicer by the FHA, VA or RHS, as applicable. United Shore is not and, to the knowledge of United Shore, any related Servicer (if not United Shore) or Subservicer is not under review or investigation (other than routine reviews and investigations in the ordinary course of business) and United Shore has no knowledge of imminent or future investigation, by the FHA, VA or RHS, other than investigations occurring in the normal course of business.

Neither United Shore, nor to its knowledge, any servicer, nor any prior holder or servicer of the Loan has engaged in any action or inaction that would result in the curtailment of a payment (or nonpayment thereof) by FHA, the Rural Housing Service or VA. All actions required to be taken by United Shore or the related Qualified Originator to cause Buyer, as owner of an FHA Loan, VA Loan or Rural Housing Service Loan, to be eligible for the full benefits available under the applicable insurance or guaranty agreement have been taken.
(ac)Foreign Corrupt Practices Act; UK Bribery Act. Each Seller and all Affiliates thereof are in compliance with the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, each as may be amended, and any similar law of any other relevant jurisdiction, or the rules or regulations thereunder and have instituted and maintain policies and procedures to ensure compliance therewith. No Seller nor any of its Subsidiaries nor, to the knowledge of any Seller, any director, officer, agent, employee, affiliate or other person acting on behalf of a Seller or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder. No Seller nor any Affiliate thereof has made, offered, promised or authorized a payment of money or anything else of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to any foreign official, foreign political party, party official or candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Seller or any Affiliate thereof or any other Person, in violation of the Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, each as may be amended, and any similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(ad)Servicer Approvals; Compliance with Guidelines. United Shore (in its capacity as Servicer), and, to the knowledge of United Shore, each other Servicer and each Subservicer, as applicable, servicing any Loans hereunder has all consents, licenses and approvals necessary to service loans on behalf of each Agency and has remained at all times in material compliance with the Guidelines.
(ae)Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by Buyer, copies of which shall be maintained in the possession of United Shore and provided to Buyer upon request, if required. Among other things, the Insured Closing Letter covers any losses occurring due to the fraud, dishonesty or mistakes of the closing agent. The Insured Closing Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer.
(af)Escrow Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has executed an escrow agreement or letter, copies of which shall be maintained in the possession of United Shore and provided to Buyer upon request, if required, stating that in the event of a Rescission of or if for any reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for the benefit of Buyer and such funds shall be redeposited in the Disbursement Account for the benefit of Buyer not later than one Business Day after the date of Rescission or other failure of the Loan to fund on a given day. Such Escrow Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer.
(ag)Agency Approvals. United Shore and/or any other Qualified Originator, if applicable, is a seller approved by each Agency, in good standing to originate and service mortgages and has not been suspended as a mortgagee or servicer by Fannie Mae or Freddie Mac. Neither United Shore nor, any Servicer or any Subservicer to the knowledge of United Shore, is under review or investigation (other than routine reviews and investigations in the ordinary course of business) or has knowledge of imminent or future investigation (other than routine investigations in the normal course of business), by any Agency.
(ah)True Sales. Any and all interest of a Qualified Originator in, to and under any Loan funded in the name of or acquired by such Qualified Originator has been sold, transferred, conveyed and assigned to United Shore pursuant to a legal sale and such Qualified Originator retains no interest in such Loan, and if so requested by Buyer pursuant to the provisions of Section 9(b)(vii), United Shore has provided the related evidence as to the foregoing.
(ai)USA Patriot Act; OFAC. No Seller, nor any of their Affiliates, is a Prohibited Person and each Seller is in full compliance with all applicable orders, rules, regulations and recommendations of OFAC. No Seller nor any of their members, directors, executive officers, parents or Subsidiaries: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or acts on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. Persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State. Seller has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) (collectively, the “Anti-Money Laundering Laws”).
(aj)Anti-Money Laundering. Each Seller has complied with all applicable Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Loan for purposes of the Anti-Money Laundering Laws, and will maintain sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Loan is subject to nullification pursuant to the Executive Order 13224 or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of the

Executive Order or the OFAC Regulations or listed as a “blocked person” for purposes of the OFAC Regulations.
(ak)Non-Exempt Person. No Seller is not a Non-Exempt Person.
(al)Anti-Money Laundering/International Trade Law Compliance. As of the date of this Agreement, and at all times until this Agreement has been terminated and all Obligations hereunder have been paid in full: (A) no Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law; (B) the proceeds of any Program Document will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law; (C) the funds used to pay the Servicer or Buyer are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Requirements of Law, including but not limited to any Anti-Terrorism Laws. Seller covenants and agrees that it shall promptly notify Buyer in writing upon the occurrence of a Reportable Compliance Event.
(am)Seller Approvals. United Shore is approved (i) by the FHA as an FHA Title II non-supervised lender, (ii) by Ginnie Mae as an issuer of Ginnie Mae I and II single family mortgage-backed securities, (iii) by Fannie Mae as a servicer, (iv) by Freddie Mac as a servicer and (v) by VA as a VA Approved Lender. United Shore and each Subservicer (if any) servicing any Loans hereunder has all consents, licenses and approvals necessary to service the Loans.
(an)Reserved.
(ao)No Discrimination. United Shore and, to United Shore’s knowledge, each applicable Qualified Originator, makes credit accessible to all qualified applicants in accordance with all Requirements of Law. United Shore and, to United Shore’s knowledge, each applicable Qualified Originator, has not discriminated, and will not discriminate, against credit applicants on the basis of any prohibited characteristic, including race, color, religion, national origin, sex, marital or familial status, age (provided that the applicant has the ability to enter into a binding contract), handicap, sexual orientation or because all or part of the applicant’s income is derived from a public assistance program or because of the applicant’s good faith exercise of rights under the Federal Consumer Protection Act. United Shore and, to United Shore’s knowledge, each applicable Qualified Originator, has measures in place designed to monitor its lending practices and platform-level origination details to prevent discrimination on any of the foregoing prohibited bases. Furthermore, each United Shore and, to United Shore’s knowledge, each applicable Qualified Originator, has not discouraged, and will not discourage, the completion of any credit application based on any of the foregoing prohibited bases. In addition, United Shore and, to United Shore’s knowledge, each applicable Qualified Originator, has complied with all anti-redlining provisions and equal credit opportunity laws applicable under all Requirements of Law.

13.COVENANTS OF SELLERS
Each Seller covenants and agrees with Buyer that during the term of this Agreement:
(a)Financial Statements and Other Information; Financial Covenants.
United Shore shall deliver to Buyer:
(i)As soon as available and in any event within [***] after the end of each calendar month, the consolidated balance sheets of United Shore and its consolidated Subsidiaries as at the end of such month, the related unaudited consolidated statements of income and retained earnings and of cash flows for United Shore and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, and consolidated statements of liquidity of United Shore and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of United Shore, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of United Shore and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments and the addition of footnotes);
(ii)[Reserved];
(iii)As soon as available and in any event within [***] after the end of each fiscal year of United Shore, the audited consolidated balance sheets of United Shore and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and of cash flows for United Shore and its consolidated Subsidiaries for such year, and consolidated statements of liquidity of United Shore and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of United Shore and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;
(iv)Together with each set of the financial statements delivered pursuant to Sections 13(a)(i) and (iii) above, a Compliance Certificate of a Responsible Officer of United Shore in the form of Exhibit A attached hereto (such certificate, a “Compliance Certificate”);
(v)Within [***] after receipt by United Shore of a request from Buyer, copies certified by United Shore of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by United Shore of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect, including but not limited to, evidence of United Shore’s VA and RHS approval as lender, evidence of United Shore’s FHA approval as a mortgagee and FHA, VA and RHS approval as a servicer of the Loans, as well as FHA, VA and RHS approval of any Servicer or Subservicer, as applicable, of the Loans;
(vi)From time to time (A) such other information regarding the Purchased Items, financial condition, operations, well-being or business of United Shore (including but not limited to any information regarding any Repurchase Obligation made upon a Seller by any third party investors (including any Agency)) as Buyer may reasonably request, within [***] of such request (or such longer period agreed to by Buyer) and (B) if such Loan was consummated on or after January 10, 2014 copies of all documentation in connection with the underwriting and origination of any Purchased Asset that evidences compliance with the Ability to Repay Rule and the QM Rule, as Buyer may reasonably request, as soon as possible but in any event no later than [***] following such request, and in all cases, subject to applicable confidentiality terms;
(vii)From time to time at the request of Buyer, United Shore shall provide Buyer with a paper copy produced by United Shore internal mortgage tracking system reflecting that the Loans are owned in the name of the United Shore within [***] of such request;
(viii)As soon as available, and in any event within [***] after the date on which any audit reports with respect to United Shore or its Subsidiaries or Affiliates are required to be delivered to HUD or any Agency, to the extent not prohibited by HUD or the related Agency, copies of any such reports, performed and delivered in compliance with all requirements of HUD or such Agency and accompanied by an opinion thereon of an independent certified public accountant;
(ix)Within (A) [***] after receipt by Sellers of a request from Buyer, the servicing valuation conducted by United Shore and used to support the calculation of the servicing multiple used in determining the book value of United Shore servicing portfolio in accordance with GAAP; and (B) if so requested by Buyer, within [***] of its completion, the servicing valuation conducted by a Valuation Agent and used to support the calculation of the servicing multiple used in determining the book value of United Shore’s servicing portfolio in accordance with GAAP;
(x)[Reserved];
(xi)Promptly after receipt by Sellers of a request from Buyer, United Shore shall provide copies of or United Shore latest Quality Control Program reports and all responses made by the management of or United Shore to address any issues, risks, vulnerabilities or adverse findings contained in such Quality Control Program;
(xii)As soon as reasonably possible, and in any event within [***] after a Responsible Officer knows or has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of United Shore setting forth details respecting such event or condition and the action, if any, that United Shore or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by United Shore or an ERISA Affiliate with respect to such event or condition):
(A)any Reportable Event and any request for a waiver under Section 412(c) of the Code for any Plan;
(B)the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by United Shore or an ERISA Affiliate to terminate any Plan;
(C)the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by United Shore or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;
(D)the complete or partial withdrawal from a Multiemployer Plan by United Shore or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by United Shore or any ERISA Affiliate of notice from a Multiemployer Plan that it is in insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and
(E)the institution of a proceeding by a fiduciary of any Multiemployer Plan against United Shore or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and
(F)the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if United Shore or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.
(xiii)To the extent available, as soon as available and in any event within [***] after the end of each calendar month, (A) a report of the aggregate amount of Repurchase Obligations, which report shall be attached as a schedule to the monthly Compliance Certificate, and (B) a report of the aggregate amount of Repurchase Obligations paid by a Seller together with an estimate of amounts expected to be Repurchase Obligations in the subsequent two (2) months, which report shall be attached as a schedule to the monthly Compliance Certificate; and

(xiv)(A) Promptly upon any request of Buyer, and in any event within [***] after the date of any such request, copies of any appraisals, evaluation reports or broker’s price opinions or other valuations with respect to United Shore mortgage loan and/or servicing portfolio and (B) promptly at the end of each quarterly fiscal period of each fiscal year, any valuation report regarding United Shore servicing and/or mortgage loan portfolio conducted by a nationally recognized valuation provider reasonably acceptable to Buyer. United Shore will furnish to Buyer, at the time it furnishes each set of financial statements pursuant to Section 13(a)(iii) above, a certificate of a Responsible Officer of United Shore and Participation Seller to the effect that, to the best of such Responsible Officer’s knowledge, each Seller during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Program Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action such Seller has taken or proposes to take with respect thereto).
(b)Litigation. Sellers will promptly after service of process on any of the following, give to Buyer notice of all legal or arbitrable proceedings affecting any Seller or any of its Subsidiaries or Affiliates that (i) directly questions or challenges the validity or enforceability of any of the Program Documents (excluding, for the avoidance of doubt, any legal or arbitrable proceedings that questions or challenges the validity or enforceability of a specific Loan), (ii) as to which there is a reasonable likelihood that an adverse determination would result in a Material Adverse Effect or (iii) seeks to prevent any sale or pledge of a material portion of the Purchased Items hereunder or any Transaction, which notice shall be provided in any event within [***] with respect to any proceedings described in clause (i) above and within [***] with respect to any proceedings described in clause (ii) or (iii) above.
(c)Existence, Etc. United Shore and its Subsidiaries will:
(i)(A) preserve and maintain its legal existence and all of its material rights, privileges, franchises; (B) maintain all licenses (including, but not limited to, any FHA, VA or RHS licenses), permits or other approvals necessary to conduct its business and to perform its obligations under the Program Documents; (C) except as would not be reasonably likely to have a Material Adverse Effect, or would have a material adverse effect on the Purchased Assets or Loans or Buyer’s interest therein, remain in good standing under the laws of each state in which it conducts business or any Mortgaged Property is located and (D) not change its tax identification number, fiscal year or method of accounting without the consent of Buyer;
(ii)comply with the requirements of and conduct its business in accordance with all Requirements of Law (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;
(iii)keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;
(iv)not move its chief executive office or chief operating office or the location where it keeps its books and records from the addresses referred to in Sections 12(m) and12(n) (as applicable) unless it shall have provided Buyer [***] prior written notice of such change;
(v)pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and
(vi)permit representatives of Buyer, during normal business hours upon three [***] prior written notice at a mutually desirable time, or at any time with prior notice during the continuance of an Event of Default, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably related to Purchased Assets subject to the Transactions.
(d)Prohibition of Fundamental Changes. Other than the transaction contemplated by the Business Combination Agreement, neither Seller shall at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or, other than (1) in the ordinary course of such Seller’s business or (2) in connection with a securitization transaction, the proceeds of which are used to pay the Repurchase Price then due and owing hereunder, sell all or substantially all of its assets without Buyer’s prior written consent; or (ii) form or enter into any partnership, joint venture, syndicate or other combination which is not in the ordinary course of such Seller’s business and which would have a Material Adverse Effect.
(e)[Reserved].
(f)Notices. Sellers shall give notice to Buyer promptly in writing of any of the following:
(i)upon a Seller becoming aware of the occurrence of (A) any Default, Event of Default under any Program Document or (B) any (1) event of default, default or similar event however defined, which, if not cured or waived will become an event of default, under any other repurchase agreement, loan and security agreement or similar credit facility or material agreement for borrowed funds of such Seller or (2) any breach by a Seller under any other material contract, which breach involves the failure by such Seller to perform a material payment obligation, which notice shall be provided in any event within [***] with respect to any occurrence described in clause (A) above and within [***] with respect to any occurrence described in clause (B) above;
(ii)upon, and in any event within [***] after, service of process on any Seller or any of its Subsidiaries or Affiliates, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting such Seller or any of such Seller’s Subsidiaries or Affiliates (A) that questions or challenges the validity or enforceability of any of the Program Documents, (B) in which the amount in controversy exceeds (x) with respect to United Shore, [***] or (y) with respect to the Participation Seller, [***] or (C) which there is a reasonable likelihood of an adverse determination which would result in a Material Adverse Effect;
(iii)upon a Seller becoming aware of any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;
(iv)[Reserved];
(v)upon any Seller Party determining during the normal course of its business that the Mortgaged Property that secures any Loan or Loans with an aggregate unpaid principal balance of at least [***] has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Market Value of such Loan or Participation Interest;
(vi)upon the entry of a judgment or decree against (A) United Shore, individually or in the aggregate, in an amount greater than the greater of (1) [***] and (2) [***] or (B) Participation Seller, individually or in the aggregate, in an amount greater than [***];
(vii)upon, and in any event within [***] after, an involuntary termination, acceleration, or reduction in the amount available for borrowing under any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by a Seller and any third party;
(viii)[reserved];
(ix)any material change in the insurance coverage required of a Seller pursuant to any Program Document, with copy of evidence of same attached;
(x)any audit (other than in the ordinary course of business), material dispute, adverse licensing issue, litigation, revocation, sanctions, penalties, investigation (other than routine investigations in the normal course of business), proceeding or suspension between a Seller or its Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or any other Person;

(xi)any material change in accounting policies or financial reporting practices of a Seller or any of its Subsidiaries, other than required by GAAP;
(xii)any Change of Control;
(xiii)notice of the revocation of any approvals of any Agency or HUD or adverse changes to the approved mortgagee or approved servicer status with respect to the origination or servicing of mortgage loans by the related Servicer or, to such Seller’s knowledge, the related Subservicer, as applicable;
(xiv)any inspection or investigation (other than routine investigations in the normal course of business) of a Seller, any Seller’s files or a Seller’s facilities by or at the request of, HUD or any Agency; and
(xv)upon a Seller becoming aware of any actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against United Shore or any Qualified Originator from which United Shore acquired a Loan, alleging that the Ability to Repay Rule has not been complied with regarding such Loan originated or acquired by United Shore, regardless of whether such Loan is subject to this Agreement.
Each notice pursuant to this Section 13(f) shall be accompanied by a statement of a Responsible Officer of United Shore, setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.
(g)Servicing. Except as provided in Section 43, no Seller shall permit any Person other than the Servicers or the Subservicers to service Loans without the prior written consent of Buyer (not to be unreasonably delayed, conditioned or withheld, but subject to the requirements of Section 43(c).
(h)Underwriting Guidelines. United Shore agrees to provide notice to Buyer within [***] of any material modifications to be made to the Underwriting Guidelines that will impact either Buyer or any Loans or Participation Interests. With respect to Agency Loans, United Shore agrees to deliver to Buyer copies of the applicable Underwriting Guidelines promptly following Buyer’s request. Solely with respect to Loans other than Agency Loans, United Shore agrees to deliver to Buyer copies of the Underwriting Guidelines in the event that any changes are made to the Underwriting Guidelines following the Effective Date. Solely with respect to Loans other than Agency Loans, no changes to the Underwriting Guidelines shall be effective with respect to any Loan until Buyer has consented in writing to any such change. Buyer’s written consent to such modification shall not be unreasonably withheld.
(i)OFAC. At all times throughout the term of this Agreement, each Seller, each Servicer and each Subservicer (i) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (ii) shall not permit any Purchased Assets to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person.

(j)Transactions with Affiliates. Neither Seller shall (i) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (A) otherwise permitted under this Agreement and (B) either (1) in the ordinary course of such Seller’s business or (2) upon fair and reasonable terms no less favorable to such a Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate or (ii) make a payment that is not otherwise permitted by this Section 13(j) to any Affiliate; provided, however, notwithstanding anything in the foregoing to the contrary, (x) a Seller shall be permitted to sell Servicing Rights (not related to any of the Loans subject to a Transaction hereunder) and certain Loans not subject to a Transaction hereunder to Affiliates or (y) enter into a transaction with an Affiliate if such transaction is (A) to pay any dividends or distributions, incur debt or make loans, in each case to the extent not prohibited hereunder, or (B) to issue any guarantees with respect to any Affiliate not in excess of the lower of [***] and [***];
(k)Defense of Title. Each Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items and Loans (as applicable) against all adverse claims and demands of all Persons whomsoever. Each Seller will take any action as is necessary to remove any Lien, security interest or claim on or to the Purchased Items and Loans, other than any interest of Buyer hereunder.
(l)Preservation of Purchased Items. Each Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller will comply with all applicable laws, rules and regulations of any Governmental Authority applicable to such Seller or relating to the Purchased Items and cause the Purchased Items to comply with all applicable laws, rules and regulations of any such Governmental Authority. Each Seller will not allow any default to occur for which such Seller is responsible under any Purchased Items or any Program Documents and such Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Items or the Program Documents.
(m)No Assignment. No Seller shall (i) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), (including without limitation the granting of any subordinate or mezzanine interest), any of the Purchased Assets or Loans or any interest therein, including without limitation, the related servicing advances and Servicing Rights, or (ii) enter into any agreement or undertaking restricting the right or ability of Seller or Buyer to sell, assign or transfer any of the Purchased Assets, provided that this Section 13(m) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Assets in accordance with the Program Documents.
(n)Limitation on Sale of Assets. United Shore shall not convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired other than in connection with such actions by such Seller that are taken in the ordinary course of such Seller’s business.

(o)Limitation on Distributions. Following an Event of Default, without Buyer’s written consent, no Seller shall make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of such Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, however, that notwithstanding anything to the contrary in this Agreement, a Seller shall be permitted (as evidenced in writing provided to Buyer) to make distributions to any shareholder or equity holder with respect to any federal, state or local taxes payable by such shareholder or equity holder in connection with its ownership of such equity interests in such Seller, notwithstanding the occurrence and continuance of a Default or an Event of Default.
(p)Financial Covenants of United Shore. United Shore shall comply with the financial covenants set forth in Section 2 of the Pricing Side Letter.
(q)Takeout Commitments. Upon Buyer’s request, each Seller shall deliver to Buyer any and all information relating to Takeout Commitments that relate specifically to Loans that are then subject to a Transaction.
(r)Power of Attorney. Each Seller shall, from time to time at the request of Buyer, deliver to Buyer any powers of attorney or other documentation required by Buyer to ensure the enforceability under applicable law of any rights and/or powers granted to Buyer in Section 8 of this Agreement.
(s)Restricted Payments. No Seller shall make any Restricted Payments following the occurrence and continuation of a Default.
(t)Servicing Transmission. United Shore shall provide to Buyer, within [***] of receipt of a request from Buyer (i) the Servicing Transmission, on an asset-by-asset basis and in the aggregate, with respect to the Loans serviced hereunder by United Shore which were funded prior to the first day of the current month, summarizing (A) United Shore delinquency and loss experience with respect to Loans serviced by United Shore (including, in the case of the Loans, the following categories: current, 30-59, 60-89 and 90+ using the OTS method), (B) any Mortgagor that is in bankruptcy and (C) any amendments, modifications or waivers of any term or condition of or extension of the scheduled maturity date or modification of the interest rate of Loan or settlement or compromise of any claim in respect of any Purchased Asset and (ii) any other information reasonably requested by Buyer with respect to the Purchased Assets. Each monthly servicing report described above shall separately identify Loans and the related Purchase Date therefor.
(u)Amendment or Compromise. In the event that a Seller or, to a Seller’s knowledge, anyone acting on a Seller’s behalf amends, modifies or waives any term or condition of, or settles or compromises any claim in respect of, which materially and adversely affects the Purchased Assets, or extends the scheduled maturity date or modifies the interest rate of any item of the Loans in any material respect, any such amendment, modification, waiver, settlement, compromise, extension, cancellation or discharge shall be flagged to Buyer on the Transaction Notice.
(v)Maintenance of Property; Insurance. United Shore shall keep all property useful and necessary in its business in good working order and condition. United Shore shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage, each naming Buyer as “lender loss payee” in such amounts as are customarily required by Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and RHS and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities. United Shore will deliver to Buyer on or before the date hereof, a certificate from United Shore’s insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured and loss payee of written notice thereof.
(w)Further Identification of Purchased Items. Each Seller will furnish to Buyer from time to time statements and schedules further identifying and describing the Purchased Items and Loans and such other reports in connection with the Purchased Items as Buyer believes reasonably necessary and requests, all in reasonable detail.
(x)Purchased Assets/Loans Determined to be Defective. Upon discovery by a Seller of any continuing breach of any representation or warranty listed on Schedule 1-A or Schedule 1-B hereto applicable to any Loan, Seller shall promptly give notice of such discovery to Buyer.
(y)[Reserved].
(z)Certificate of a Responsible Officer of United Shore. At any time that United Shore delivers financial statements to Buyer in accordance with Section 13(a) hereof, United Shore shall forward to Buyer a certificate of a Responsible Officer of United Shore which demonstrates that United Shore, as applicable, is in compliance with the covenants set forth in Sections 13(p) and (aa).
(aa)Additional Repurchase or Warehouse Facility. United Shore shall maintain throughout the term of this Agreement, with a nationally recognized and established counterparty (other than Buyer) one or more loan repurchase or warehouse facilities for wet and dry mortgage loans of a credit quality similar to the Loans to be purchased hereunder, originated or acquired by United Shore, in an aggregate amount not less than [***].
(ab)[Reserved].

(ac)Maintenance of Papers, Records and Files.
(i)United Shore shall or shall cause the Servicer to acquire, build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Asset and Loan (including all diligence reports prepared by United Shore or third-parties in connection with each Purchased Asset and Loan). United Shore will maintain all such Records not in the possession of Custodian or Buyer in good and complete condition in accordance with industry practices and preserve them against loss or destruction.
(ii)United Shore shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice, including those maintained pursuant to subsection (i), and all such Records relating to the Purchased Assets shall be in Servicer’s or Custodian’s possession on behalf of Buyer. If requested by Buyer, United Shore shall deliver to Buyer or its designee updates of such Servicing Records at least monthly. United Shore will not cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller will obtain or cause to be obtained a receipt from Custodian for any such paper, record or file.
(iii)For so long as Buyer has an interest in any Purchased Asset, United Shore will hold or cause to be held all related Records in trust for Buyer. United Shore shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.
(iv)Upon reasonable advance notice from Custodian or Buyer, United Shore shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of United Shore with its independent certified public accountants.
(ad)Maintenance of Licenses. Each Seller shall (i) maintain all licenses, permits or other approvals necessary for such Seller to conduct its business and to perform its obligations under the Program Documents, including if applicable, any FHA, VA or RHS licenses or approvals, (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgaged Property is located, and (iii) shall conduct its business in accordance with applicable law in all material respects.
(ae)Taxes, Etc. Each Seller shall pay and discharge or cause to be paid and discharged on or before the date they become delinquent, all taxes, assessments and governmental charges or levies imposed upon such Seller or upon its income and profits or upon any of its property, real, personal or mixed (including, without limitation, Purchased Assets and the Loans) or upon any part thereof, as well as any other lawful claims which, if unpaid, become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Each Seller shall file, on a timely basis, all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.
(af)Use of Custodian. Without the prior written consent of Buyer, neither Seller shall use any third party custodian as document custodian other than the Custodian with respect to third party purchasers, prospective third party purchasers, lenders and prospective third party lenders with respect to the Loans.
(ag)Change of Fiscal Year. No Seller will at any time, directly or indirectly, except upon [***] prior written notice to Buyer, change the date on which such Seller’s fiscal year begins from such Seller’s current fiscal year beginning date.
(ah)Delivery of Servicing Records. With respect to the Servicing Rights appurtenant to each Purchased Asset, Buyer shall own, and United Shore shall deliver, such Servicing Rights to Buyer on the related Purchase Date. United Shore shall deliver (or cause the related Servicer or the related Subservicer, as applicable, to deliver) the Servicing Records (including any FHA, VA or RHS required records) and the physical and contractual servicing of each Purchased Asset, to Buyer or its designee upon the termination of United Shore (as Servicer), such Servicer or such Subservicer, as applicable, respectively, pursuant to Section 43(d). In addition, with respect to the Servicing Records for each Purchased Asset and the physical and contractual servicing of each Purchased Asset, United Shore shall deliver (or cause the related Servicer or the related Subservicer, as applicable, to deliver) such Servicing Records and, to the extent applicable, the servicing to Buyer or its designee within [***] of the earlier of (i) the termination of United Shore (as Servicer), such Servicer or such Subservicer, as applicable, respectively, of the Purchased Assets and (ii) the related Payment Date for each such Loan (the “Servicing Delivery Requirement”). Notwithstanding the foregoing, such Servicing Delivery Requirement will be deemed restated for each such Purchased Asset on each Repurchase Date on which such Purchased Asset is repurchased by United Shore and becomes subject to a new Transaction (and the immediately preceding delivery requirement will be deemed to be rescinded), and a new thirty (30) day Servicing Delivery Requirement will be deemed to commence for such Purchased Asset as of such Repurchase Date in the absence of directions to the contrary from Buyer. Notwithstanding anything contained herein to the contrary, United Shore hereby acknowledges and agrees that notwithstanding the fact that the Servicer may service the Purchased Assets pursuant to the terms of this Agreement and any Servicing Agreement, United Shore was the owner of each related Loan (including the Servicing Rights appurtenant thereto) immediately prior to the related Purchase Date. The Servicing Delivery Requirement will no longer apply to any Purchased Asset that is repurchased in full by a Seller in accordance with the provisions of this Agreement.
(ai)Establishment of Collection Account/Servicer Custodial Account(s). Prior to the initial Purchase Date, United Shore shall establish the Collection Account for the sole and exclusive benefit of Buyer. United Shore shall segregate (or shall cause to be segregated) all amounts collected on account of the Loans, to be held in trust for the benefit of Buyer in the related Servicer Custodial Account, and shall remit (or shall cause to be remitted) such collections to the Collection Account in accordance with Section 7 hereof. No amounts deposited into any such Servicer Custodial Account or the Collection Account shall be removed without Buyer’s prior written consent. United Shore shall follow the instructions of Buyer with respect to the Loans and deliver to Buyer any information with respect to the Loans reasonably requested by Buyer. Upon and after the occurrence of a Default, United Shore shall deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.
(aj)MERS. United Shore and Servicer are members of MERS in good standing and shall remain current in the payment of all fees and assessments imposed by MERS, and shall comply with all rules and procedures of MERS in connection with the servicing of MERS Loans for as long as such Loans are registered with MERS. United Shore shall, or shall cause the related Servicer or the related Subservicer, as applicable, to, follow all instructions provided by Buyer with respect to any MERS Loans that are Loans, including without limitation, the removal of Loans from MERS and assignment out of MERS within [***] of receipt of instructions from Buyer to do so.
(ak)FHA/VA/RHS. United Shore shall (or shall cause each Servicer and each Subservicer, as applicable, to) make all advances and other payments and provide all such reports and notices as are required under the FHA Regulations, VA Regulations or Rural Housing Service Regulation, as applicable, and otherwise take all actions necessary to maintain and keep in full force and effect, during the term of this Agreement, the FHA Insurance Contract, VA Guaranty Agreement or Rural Housing Service Guaranty, as applicable, including providing any notices required to be delivered to the FHA, the VA or the RHS, as the case may be, by United Shore in connection with the servicing of the Loans pursuant hereto.
(al)Agency Approvals. Should any Seller, the related Servicer or the related Subservicer, as applicable, for any reason, cease to possess any applicable Agency approval, or should notification to the relevant Agency or to HUD, FHA, VA or RHS be required, Seller shall so notify Buyer promptly in writing. Notwithstanding the preceding sentence, each Seller (as applicable) shall take all necessary action to maintain all of its applicable Agency approvals at all times during the term of this Agreement and each outstanding Transaction.
(am)Loan Purchase Agreements. United Shore shall maintain at least one whole loan purchase agreement with at least one third party purchaser or Agency, pursuant to which such third party purchaser or Agency has agreed to purchase Eligible Loans from United Shore. United Shore shall ensure that each Purchased Asset subject to a Transaction hereunder is eligible for sale to such third party purchaser or Agency pursuant to such purchase agreement.
(an)Reserved.
(ao)Quality Control. United Shore shall maintain an internal quality control program that (i) evaluates and monitors, on a regular basis, the overall quality of its servicing activities,

(ii) ensures that the Loans are serviced in accordance with Accepted Servicing Practices, (iii) guards against dishonest, fraudulent, or negligent acts and (iv) guards against errors and omissions by officers, employees, or other authorized persons (the “Quality Control Program”).
(ap)[Reserved].
(aq)Environmental Matters. To the best of each Seller’s knowledge, no Mortgaged Property contains or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of a Seller thereunder. No Seller has knowledge of any violation, alleged violation, non-compliance, liability or potential liability of a Seller under any Environmental Law. No Materials of Environmental Concern have been released, transported, generated, treated, stored or disposed of in violation of Environmental Laws.
(ar)Special Purpose Entity. Participation Seller shall be a special purpose entity that shall, unless otherwise consented to by Buyer in writing, (i) own no assets other than the assets specifically contemplated by the Program Documents, and will not engage in any business, other than the transactions specifically contemplated by the Program Documents; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Program Documents; (iii) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of its Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (v) comply with the provisions of its organizational documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer the same to be amended, modified or otherwise changed, without Buyer’s prior written consent; (vii) maintain all of its books, records and financial statements separate from those of its Affiliates; (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself or any of its Affiliates as a division or part of the other and maintain and utilize a separate telephone number and separate stationery, invoices and checks; (ix) not enter into any transactions other than transactions specifically contemplated by the Program Documents with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (x) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xi) not engage in or suffer any change of ownership, dissolution (to the fullest extent permitted by applicable law), winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (xii) not commingle its funds or other assets with those of any Affiliate or any other Person and maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) not institute against, or join any other Person in instituting against itself any proceedings of the type referred to in Sections 18(g)-(i) with respect to a Seller; (xiv) not hold itself out to be responsible for the debts or obligations of any other Person other than as set forth in the Program Documents; (xv) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (xvi) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; (xvii) not pledge its assets to secure the obligations of any other Person other than as contemplated by the Program Documents; and (xviii) not acquire any real estate owned property without the prior written consent of Buyer (collectively (i) - (xviii), the “Special Purpose Entity Requirements”).
(as)Servicing Advances; Servicing Rights. No Loans shall at any time be subject to any servicing advance or servicing rights financing facility or similar agreement or facility and the servicing advances made with respect to any Loans have not been sold, assigned, transferred, pledged or hypothecated to any party or otherwise encumbered in any way. The Servicing Rights to each Loan shall not be sold, assigned, transferred, pledged or hypothecated or otherwise encumbered in any way other than pursuant to this Agreement.
(at)Enforcement of Servicing Agreement. United Shore shall diligently enforce its rights under each Servicing Agreement with respect to the related Servicer or Subservicer, including without limitation, Seller’s right to terminate and replace such Servicer or Subservicer upon the occurrence of a Servicer Termination Event. Seller shall not waive any material default or other material failure to perform under or breach of any Servicing Agreement or any Servicer Termination Event (or other event giving a right to terminate or replace the related Servicer or Subservicer) without Buyer’s prior written consent.
(au)Amendment of Master Participation Agreement. Sellers shall not permit any amendment or modification to the Master Participation Agreement or any organizational or governing document of Participation Seller without the consent of Buyer.
14.REPURCHASE DATE PAYMENTS
On each Repurchase Date, Sellers shall remit or shall cause to be remitted to Buyer the Repurchase Price together with any other Obligations then due and payable with respect to any Purchased Assets being repurchased. On each monthly Payment Date, Sellers shall remit or shall cause to be remitted to Buyer all accrued and unpaid Price Differential and other Obligations (other than the outstanding Purchase Price) then due and owing by Sellers.
15.REPURCHASE OF PURCHASED ASSETS AND LOANS
Upon discovery by any Seller of a breach of any of the representations and warranties set forth on Schedule 1 to this Agreement, Sellers shall give prompt written notice thereof to Buyer. It is understood and agreed that the representations and warranties set forth in Schedule 1-A with respect to the Purchased Assets that are Loans and Schedule 1-B with respect to the Purchased Assets that are Participation Interests, shall survive delivery of the respective Mortgage Files to Custodian and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Buyer’s right to demand repurchase of such Purchased Asset as provided under this Agreement. Sellers shall, upon the earlier of a Seller’s discovery or a Seller receiving notice with respect to any Purchased Asset of (a) any breach of a representation or warranty contained in Schedule 1-A with respect to Purchased Assets that are Loans and Schedule 1-B with respect to the Purchased Assets that are Participation Interests, or (b) any failure to deliver any of the items required to be delivered as part of the related Mortgage File within the time period required for delivery pursuant to the Custodial Agreement, use commercially reasonable efforts to promptly cure such breach or delivery failure in all material respects. If on the Business Day after the earlier of a Seller’s discovery of such breach or delivery failure or a Seller receiving notice thereof that such breach or delivery failure has not been remedied by Sellers and such breach or delivery failure would cause Buyer to require the repurchase of such Purchased Asset, a Seller shall promptly upon receipt of written instructions from Buyer repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account designated by Buyer; provided, however that notwithstanding the foregoing, such obligation to repurchase such Purchased Asset shall not affect Buyer’s right to immediately reduce the Market Value of such Purchased Asset in accordance with the terms hereof. Income with respect to such Purchased Asset received by Buyer after payment of the Repurchase Price shall be remitted to Sellers in accordance with Section 7. In the event that it is discovered that the circumstances with respect to any such Loan or Purchased Asset are not accurately reflected in any of the applicable representations and warranties made by Sellers set forth in Schedule 1-A with respect to Purchased Assets that are Loans and Schedule 1-B with respect to the Purchased Assets that are Participation Interests to this Agreement, notwithstanding the actual knowledge or lack of knowledge of any Seller, and notwithstanding that such representation and warranty is made “to Seller’s knowledge” or “to the best of Seller’s knowledge,” then such representation and warranty shall be deemed to be breached.
16.[RESERVED]
17.[RESERVED]
18.EVENTS OF DEFAULT
Each of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:
(a)Any Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price); or
(b)Any Seller (i) fails to repurchase the Purchased Assets on the applicable Repurchase Date, (ii) fails to make any payment in respect of the Price Differential or the Facility Fee when due, or (iii) fails to satisfy a Margin Call when due in accordance with Section 6, which failure (other than with respect to a failure under clause (i) or a failure to make a payment of the Price Differential on a Repurchase Date), in any case, continues unremedied for [***] Business Days solely to the extent a Seller provides Buyer with written evidence reasonably satisfactory to Buyer that such failure is solely the result of an administrative error; or

(c)Any Seller shall default in the payment of any other amount payable by it hereunder or under any other Program Document after notification by Buyer of such default, and such default shall have continued unremedied for [***] Business Days; or
(d)Any representation, warranty or certification made or deemed made herein or in any other Program Document by a Seller or any certificate furnished to Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1-A and Schedule 1-B which shall be considered solely for the purpose of determining the Market Value of the Loans and the related Participation Interests; unless (i) a Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis), and which false or misleading representation, warranty or certification shall continue unremedied for a period of [***] Business Days; or
(e)(i) A Seller shall fail to comply with the requirements of Section 13(a)(iii) (Financial Statements, Etc.), Section 13(c)(i)(A) or Section 13(c)(i)(C) (Existence, Etc.), Section 13(d) (Prohibition of Fundamental Changes), Section 13(f)(i) (Notices), Section 13(l) (Preservation of Purchased Items), Section 13(m) (No Assignment), Section 13(n) (Limitation on Sale of Assets), Section 13(o) (Limitation on Distributions), Section 13(p) (Financial Covenants of United Shore), Section 13(s) (Restricted Payments), Section 13(dd) (Maintenance of Licenses), Section 13(ee) (Taxes, etc.), Section 13(ii) (Establishment of Collection Account/Servicer Custodial Account(s)) or Section 13(kk) (FHA/VA/RHS) hereof, and such default shall continue unremedied for a period of [***]; or (ii) a Seller shall otherwise fail to observe or perform any other obligation, representation or covenant contained in this Agreement or any other Program Document and such failure to observe or perform shall continue unremedied for a period of [***] Business Days following knowledge of, or notice to, a Seller; or
(f)Any final judgment or judgments or order or orders for the payment of money in excess of (i) the greater of (A) [***] and (B) [***] in the aggregate shall be rendered against United Shore or (ii) [***] in the aggregate shall be rendered against Participation Seller in any case by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof; or
(g)A Seller shall admit in writing its inability to, or intention not to, perform any of its Obligations, or Buyer shall have determined in good faith that Sellers are unable to meet their financial commitments; or
(h)An Insolvency Event shall have occurred with respect to any Seller; or
(i)Any Governmental Authority (other than an Agency) acting or purporting to act under Governmental Authority shall have taken (A) any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of a Seller, or (B)

any action to displace the management of a Seller or to curtail its authority in the conduct of the business of a Seller or (C) any action in the nature of enforcement to remove or restrict, or limit in any material respect, the conduct of the business of a Seller; or
(j)(i) Any Program Document shall for whatever reason (including an event of default thereunder) be terminated (other than as agreed upon by Buyer and each Seller), (ii) this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any of the Purchased Assets, or (iii) Purchased Items purported to be covered hereby or any of Seller’s material obligations (including the Obligations hereunder) shall cease to be in full force and effect, or the enforceability thereof shall be contested by a Seller; or
(k)(i) A Seller or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 302 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of a Seller or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) a Seller or any ERISA Affiliate shall incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan, (vi) a Seller or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (vii) any material obligation for post-retirement medical costs (other than as required by COBRA) exists; or (viii) any other event or condition shall occur or exist with respect to a Plan; provided that in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, is likely to subject a Seller or any of its Affiliates to any tax, penalty or other liabilities in the aggregate that has a Material Adverse Effect; or
(l)A Change of Control shall have occurred without the prior consent of Buyer; or
(m)(i) A Seller shall grant, or suffer to exist, any Lien on any Purchased Items except the Liens contemplated in favor of Buyer hereby or under any Program Document on the Purchased Items that have not been repurchased; (ii) or the Liens contemplated in favor of Buyer hereby or under any Program Document shall cease to be first priority perfected Liens on the Purchased Items that have not been repurchased in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or
(n)[Reserved]; or
(o)(i) A Seller shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between such Seller, on the one hand, and Buyer or any of Buyer’s Affiliates on the other; in each case subject to any applicable grace or cure period; or (ii) a Seller shall have triggered an event of default

(howsoever defined under the applicable agreement) under the terms of any repurchase agreement, loan and security agreement, MSFTA/derivatives agreement, or similar credit facility or agreement for borrowed funds entered into by such Seller and any third party which facility or agreement provides for an aggregate borrowing capacity at least equal to the greater of (A) [***] and (B) [***]; or
(p)United Shore membership in MERS is terminated for any reason and not reinstated within [***] Business Days; or
(q)[Reserved]; or
(r)The representation and warranty set forth at Section 12(h) hereof shall no longer be true and correct; or
(s)A Seller shall fail to or fail to cause any Income received on behalf of Seller with respect to any Purchased Asset to be deposited in the Collection Account in accordance with Section 7 hereof, and such failure is not cured within [***] Business Day; or
(t)A Servicer Termination Event shall have occurred and United Shore shall fail to (i) identify a replacement Servicer or Subservicer to Buyer within [***] days after the occurrence of such Servicer Termination Event definition; and (ii) terminate and replace such Servicer or Subservicer within [***] days after the occurrence of such Servicer Termination Event; or
(u)Any Agency (i) terminates, revokes or suspends such United Shore’s approval to sell and service loans to such Agency (including but not limited to its approval to use DU or LP to underwrite mortgage loans) or (ii) otherwise ceases to accept, or notifies United Shore that it shall cease accepting delivery of, any loan or loans from United Shore under any program or (iii) seizes all or a portion of United Shore’s servicing portfolio and, in any case, if Buyer has determined in its sole and reasonable discretion that such event is capable of being cured, such event is not cured within [***] Business Days; or
(v)United Shore shall cease to be approved by or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated by (i) Ginnie Mae as an approved issuer, (ii) HUD, pursuant to Sections 203 and 211 of the National Housing Act, (iii) the FHA, as an FHA Approved Mortgagee or servicer, (iv) the VA as a VA Approved Lender or (v) Fannie Mae, Freddie Mac or RHS as an approved seller/servicer or lender, and, in each case if Buyer has determined in its sole discretion that such event is capable of being cured, such event is not cured within [***] Business Days; or
(w)[Reserved]; or
(x)[Reserved]; or
(y)[Reserved]; or

(z)United Shore’s status as an FHA Approved Mortgagee is suspended or revoked by the FHA and, if Buyer has determined in its sole and good faith discretion that such event is capable of being cured, such event is not cured within [***] Business Days; or
(aa)United Shore’s status as a VA Approved Lender is suspended or revoked by the VA and, if Buyer has determined in its sole and good faith discretion that such event is capable of being cured, such event is not cured within [***] Business Days; or
(ab)United Shore’s status as an Rural Housing Service Approved Lender is suspended or revoked by the RHS and, if Buyer has determined in its sole and good faith discretion that such event is capable of being cured, such event is not cured within [***] Business Days; or
(ac)United Shore’s status as an approved seller/servicer or lender is suspended or revoked by Fannie Mae or Freddie Mac and, if Buyer has determined in its sole and good faith discretion that such event is capable of being cured, such event is not cured within [***] Business Days; or
(ad)United Shore’s status as an approved issuer is suspended or revoked by Fannie Mae or Freddie Mac and, if Buyer has determined in its sole and good faith discretion that such event is capable of being cured, such event is not cured within [***] Business Days.
19.REMEDIES
Upon the occurrence of one or more Events of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(g) or 18(h)), shall have the right to exercise any or all of the following rights and remedies:
(a)
(i)The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (provided that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Each Seller's obligations hereunder to repurchase the Purchased Assets at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income then on deposit in the Collection Account and all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by Sellers hereunder; Sellers shall immediately deliver to Buyer or its designee any and all original papers, Records and files relating to the Purchased Assets subject to such Transaction then in the possession and/or control of Sellers; and all right, title and interest in and entitlement to the Purchased Assets, the Loans and the related Servicing Rights shall be deemed transferred to Buyer or its designee.

(ii)Buyer shall have the right to (A) sell or cause to be sold, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem commercially reasonable upon Buyer’s exercise of its rights as owner of the Purchased Assets, any or all Purchased Assets and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such of the Purchased Assets, to give Sellers credit for such Purchased Assets in an amount equal to the Market Value of the related Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder, provided, however, with respect to Purchased Assets with a Market Value of zero, Buyer shall in its sole discretion either sell such Purchased Assets in accordance with clause (A) of this Section 19(a)(ii) or release such Purchased Assets to Sellers. Sellers shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets shall be applied in accordance with Section 7 hereof.
(iii)Buyer shall have the right to terminate this Agreement and declare all obligations of Sellers to be immediately due and payable, by a notice in accordance with Section 21 hereof; provided that no such notice shall be required for an Event of Default pursuant to Section 18(g) or 18(h).
(iv)The parties recognize that it may not be possible to purchase or sell the Purchased Assets upon Buyer’s exercise of its rights as owner of the Purchased Assets, on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Assets and nothing contained herein shall obligate Buyer to liquidate any Purchased Assets on the occurrence of an Event of Default or to liquidate any Purchased Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.
(v)To the extent permitted by applicable law, each Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least [***] days before such sale or other disposition.

(b)Each Seller hereby acknowledges, admits and agrees that the obligations of each Seller under this Agreement are recourse obligations of Sellers to which each Seller pledges its full faith and credit. In addition to its rights hereunder, following the occurrence of an Event of Default, Buyer shall have the right to proceed against any of a Seller’s assets which may be in the possession of Buyer, any of Buyer’s Affiliates or their respective designees (including Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Sellers to Buyer pursuant to this Agreement. Following the occurrence of an Event of Default, Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets, any other Purchased Items and their proceeds and all other sums or obligations owed by Buyer, or any of Buyer’s Affiliates, to a Seller against all of a Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement among the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
(c)Buyer shall have the right as owner of the Purchased Assets to obtain physical possession of the Servicing Records upon Buyer’s exercise of its rights as owner of the Purchased Assets, and all other files of Sellers relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come into the possession of Sellers or any third party acting for Seller and Sellers shall deliver to Buyer such assignments as Buyer shall request; provided that if any Servicing Records also relate to assets other than the Purchased Assets, Buyer shall be entitled only to copies of such Servicing Records, rather than originals. Buyer shall be entitled to specific performance of all agreements of Sellers contained in this Agreement. Buyer has the right pursuant to this Agreement, the Master Participation Agreement, and other Program Documents to take possession of the related Loans and retitle any Loans away from United Shore at the sole cost and expense of Sellers.
(d)Buyer shall have the right to direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as Buyer determines appropriate and as is consistent with the applicable law.
(e)Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets, and any other Purchased Items or any portion thereof, collect the payments due with respect to the Purchased Assets and any other Purchased Items or any portion thereof, and do anything that Buyer is authorized hereunder or by law to do. Sellers shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.
(f)[Reserved].
(g)In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the Uniform Commercial Code.

(h)Except as otherwise expressly provided in this Agreement or required under applicable law, following the occurrence of an Event of Default hereunder, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Sellers.
(i)Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives, to the extent permitted by law, any right such Seller might otherwise have to require Buyer to enforce its rights by judicial process. Sellers also waive, to the extent permitted by law, any defense a Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any Purchased Items or from any other election of remedies. Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(j)Each Seller shall cause all sums received by it with respect to the Purchased Assets to be deposited with such Person as Buyer may direct after receipt thereof. Sellers shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Post-Default Rate).
20.DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE
No failure on the part of Buyer to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.
21.NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by facsimile or Electronic Transmission as described below) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof); or, as to any party, at such other address or such other intended recipient as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given by a Seller under Section 3(b) (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted (a) by Electronic

Transmission as described below and followed by written notice via overnight courier, (b) by facsimile, (c) personally delivered, or (d) in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
Notices and other communications to Buyer hereunder may be delivered or furnished by electronic communication pursuant to procedures approved by Buyer; provided that the foregoing shall not apply to notices to Buyer by a Seller pursuant to Section 3(b) if Buyer has notified such Seller that it is incapable of receiving notices under such Section 3(b) by electronic communication. Buyer or Sellers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Buyer otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
22.USE OF EMPLOYEE PLAN ASSETS
No assets of an employee benefit plan subject to Title I of ERISA shall be used by either party hereto in a Transaction.
23.INDEMNIFICATION AND EXPENSES
(a)Each Seller jointly and severally agrees to hold Buyer, its Affiliates and each of their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (other than, in each case, Excluded Taxes or Indemnified Taxes or Other Taxes, which are indemnified under Section 5 hereof) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Seller jointly and severally agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Loans relating to or arising out of any violation or alleged violation of any Environmental Law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Loan for any sum owing thereunder, or to enforce any provisions of any Loan, Sellers will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by a Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from a Seller. Each Seller also agrees to reimburse any Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable out-of-pocket fees and disbursements of its counsel. Each Seller hereby acknowledges that the obligations of Sellers under this Agreement and each other Program Document are recourse obligations of Sellers.
(b)Each Seller agrees to pay as and when billed by Buyer all of the reasonable, out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation, negotiation, administration, enforcement and execution of, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith, including any amendment, waiver, supplement or modification thereto. Each Seller agrees to pay as and when billed by Buyer all of the reasonable and documented out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable and documented fees, disbursements and expenses of counsel to Buyer, and (ii) all the due diligence, inspection, testing and review (including but not limited to any loan level file review of any Loans and all on-going due diligence costs) and expenses incurred by Buyer with respect to Purchased Items under this Agreement, including, but not limited to, those costs and expenses incurred by Buyer pursuant to Sections 23, 39 and 44 hereof, subject to Section 3 of the Pricing Side Letter. [***] also agrees not to assert any claim against the other party or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
(c)If a Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable and documented fees and expenses of counsel and indemnities, such amount may be paid on behalf of Sellers by Buyer, in its sole discretion and Sellers shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under the Program

Documents. Notwithstanding anything to the contrary herein, Sellers shall not be liable for punitive, consequential or incidental damages.
(d)Without prejudice to the survival of any other agreement of a Seller hereunder, the covenants and obligations of Sellers contained in this Section 23 shall survive the termination of this Agreement, the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.
24.WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS
Each Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Items as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Items shall be disposed of in the event of any disposition pursuant hereto.
25.REIMBURSEMENT
All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain each Seller’s obligation [***]. Each Seller agrees to pay, with interest at the Post-Default Rate to the extent that an Event of Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Buyer and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer and/or Custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyer or on its behalf or by refinancing or restructuring in the nature of a “workout”, all pursuant to the terms of this Agreement.
26.FURTHER ASSURANCES
Each Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer in its good faith discretion and deemed by Buyer as necessary to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Buyer in the Purchased Items or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.
27.TERMINATION
This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect a Seller’s outstanding obligations to Buyer at the time of such termination, including as set forth in Section 32 hereof.

28.SEVERABILITY
If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.
29.BINDING EFFECT; GOVERNING LAW
This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).
30.AMENDMENTS
Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Seller and Buyer and any provision of this Agreement imposing obligations on Sellers or granting rights to Buyer may be waived by Buyer.
31.[RESERVED]
32.SURVIVAL
The obligations of each Seller under Sections 3(i), 5, 13, 15, 19, 23 and 25 hereof and any other payment, reimbursement or indemnity obligation of a Seller to Buyer pursuant to this Agreement or any other Program Document shall survive the repurchase of the Loans hereunder, the purchase of any Loans and the related Participation Interests pursuant to a takeout commitment and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a purchase, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived, by reason of purchasing any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such purchase was made.
33.CAPTIONS
The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

34.COUNTERPARTS; ELECTRONIC SIGNATURES
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by e-mail and/or by facsimile. The parties intend that with respect to the Program Documents and any amendments thereto, faxed signatures and electronically imaged signatures, such as .pdf files and signatures executed using third party electronic signature capture service providers, which comply with E-Sign, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, shall constitute original signatures and are binding on all parties. The parties intend that subsequent certifications and other documentation delivered by Seller in connection with the Program Documents may be delivered in accordance with, and shall be governed by E-Sign, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, and shall be binding on such parties. The original documents shall be delivered within three (3) Business Days, if requested.
35.SUBMISSION TO JURISDICTION; WAIVERS
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(a)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(b)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(c)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED; PROVIDED THAT, AT THE TIME OF SUCH MAILING AN ELECTRONIC COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT BY ELECTRONIC MAIL TO THE PERSONS SPECIFIED

IN THE ADDRESS FOR NOTICES FOR SUCH PARTY ON THE SIGNATURE PAGE HERETO (OR SUCH OTHER PERSONS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED); AND
(d)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
36.WAIVER OF JURY TRIAL
EACH SELLER AND BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ANY REQUIREMENTS OF LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
37.ACKNOWLEDGEMENTS
Each Seller hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents to which it is a party;
(b)Buyer has no fiduciary relationship to a Seller; and
(c)no joint venture exists among or between Buyer and any Seller.
38.HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS
Buyer shall have free and unrestricted use of all Purchased Assets and related Purchased Items and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and related Purchased Items or otherwise selling, pledging, repledging, transferring, assigning, hypothecating, rehypothecating or otherwise conveying the Purchased Assets, Loans and related Purchased Items. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets or related Purchased Items delivered to Buyer by Sellers.
39.ASSIGNMENTS; PARTICIPATIONS
(a)Seller may assign any of its rights or obligations hereunder only with the prior written consent of Buyer. Buyer may assign or transfer to any bank or other financial institution that makes or invests in repurchase agreements or loans or any Affiliate of Buyer all or any of its rights and obligations under this Agreement and the other Program Documents; provided that Seller shall not be responsible for increased costs incurred in connection with Buyer’s assignment in the absence of a Default or Event of Default.

(b)Buyer may, in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in this Agreement, its agreement to purchase Loans, or any other interest of Buyer hereunder and under the other Program Documents. In the event of any such sale by Buyer of participating interests to a Participant, Buyer’s obligations under this Agreement to Sellers shall remain unchanged, Buyer shall remain solely responsible for the performance thereof and Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents. Each Seller agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Buyer the proceeds thereof. Buyer also agrees that each Participant shall be entitled to the benefits of Sections 3(h), 3(i) and 23 with respect to its participation in the Loans and the related Participation Interests and related Purchased Items outstanding from time to time; provided, that Buyer and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than Buyer would have been entitled to receive had no such transfer occurred.
(c)Buyer may furnish any information concerning a Seller or any of its Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying Sellers in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit C) and only for the sole purpose of evaluating assignments or participations and for no other purpose.
(d)Each Seller agrees to cooperate with Buyer in connection with any such assignment and/or participation, to execute and deliver replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. Each Seller further agrees to furnish to any Participant identified by Buyer to a Seller copies of all reports and certificates to be delivered by Seller to Buyer hereunder, as and when delivered to Buyer.
40.SINGLE AGREEMENT
Each of Sellers and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Sellers and Buyer each agree (a) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (b) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
41.INTENT
(a)Sellers and Buyer intend and acknowledge that (i) each Transaction and the Agreement is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction or the term of such Transaction would render such definition inapplicable); (ii) all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code; (iii) each Purchased Asset constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in the Bankruptcy Code and (iv) the grant of the security interest/pledge of the Purchased Assets (i.e., the Related Credit Enhancement) in Section 8(a) constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Without limiting the generality of the foregoing, the parties recognize and intend that each Transaction is a “repurchase transaction” or “reverse repurchase transaction” on “mortgage loans” or “interests” in “mortgage loans” (as such terms are used in section 741(7) of the Bankruptcy Code). Each party hereto further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Agreement or any Transaction hereunder as a “master netting agreement,” “repurchase agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.
(b)The parties intend and acknowledge that (i)(1) for so long as Buyer is a “financial institution,” “financial participant” or another entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code, Buyer shall be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as Buyer to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code, and (2) Buyer’s right to liquidate the Purchased Assets and other Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; (ii) Buyer’s right to set-off claims and appropriate and apply any and all deposits of money or property or any other indebtedness at any time held or owing by Buyer to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Sellers pursuant to Section 45 hereof is a contractual right as described in Bankruptcy Code Section 561; and (iii) any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” or “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).
(c)Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
(d)The parties hereby agree that all Servicing Agreements and any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Purchased Assets shall be deemed “related to” this Agreement within the meaning of Sections 101(38A)(A) and 101(47)(a)(v) of Title 11 of the USC and part of the “contract” as such term is used in Section 741 of Title 11 of the USC.
42.CONFIDENTIALITY
The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (the “Confidential Information”) are proprietary to Buyer and shall be held by Sellers in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (a) disclosure to such party’s Affiliates, directors, attorneys, agents or accountants; provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions, or (b) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body, or (c) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any interest rate protection agreement hereunder, or (d) when circumstances reasonably permit, any disclosures or filing of this Agreement required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in no event shall any Confidential Information other than this Agreement (excluding in all cases the Pricing Side Letter and all terms set forth therein) be disclosed or filed publicly; and provided further that in the case of disclosure by any party pursuant to the foregoing clauses (b), (c), (d), (e) such disclosure is made in any party’s financial statements or footnotes as required by such party’s accountants, and Buyer receives prior notice of such disclosure, in accordance with GAAP, and (f) such disclosures are made to buyers or prospective buyers of such party’s business, and its counsel, accountants, representatives and agents; provided that such disclosure is made pursuant to a non-disclosure agreement acceptable to the non-disclosing party and the disclosing party is responsible for the breach of such non-disclosure agreement. Buyer agrees that Confidential Information shall not be disclosed to any third party without the consent of Sellers; provided, that Buyer shall be authorized to disclose Confidential Information, where such disclosure is made (i) in connection with the exercise of rights of Buyer under any existing or proposed agreement or transaction between Buyer and Sellers, (ii) with the consent of Sellers, (iii) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the Financial Industry Regulatory Authority), (iv) at the request of a bank examiner in connection with an examination of Buyer or its affiliates, or (v) otherwise as required by applicable law or regulation. Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement. Each of Buyer and each Seller acknowledges and agrees that portions of the Information may be subject to the Gramm-Leach-Bliley Act of 1999 (the “GLB”) and each party agrees to treat such information as required by the GLB for financial institutions and as required by applicable state and local privacy laws.
43.SERVICING
(a)Each Seller covenants to maintain or cause the servicing of the Purchased Assets to be maintained in conformity with Accepted Servicing Practices and pursuant to the related underlying Servicing Agreement (if applicable). In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) thirty (30) days after the last Payment Date of such Purchased Asset, (ii) a Servicer Termination Event or an Event of Default, (iii) the date on which all the Obligations have been paid in full, or (iv) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity. Upon any such termination, Seller shall comply with the requirements set forth in Section 13(hh) as to the delivery of the Servicing Records and the physical servicing of each Loans.
(b)During the period United Shore is servicing the Purchased Assets, (i) Sellers agree that Buyer is the owner of the Servicing Rights and all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Loans (the “Servicing Records”), and (ii) Sellers grant Buyer a security interest in all servicing fees and rights relating to the Purchased Assets and all Servicing Records to secure the obligation of Sellers or their designee to service in conformity with this Section 43 and any other obligation of Sellers to Buyer. At all times during the term of this Agreement, each Seller covenants to hold such Servicing Records in trust for Buyer and to safeguard, or cause each Servicer or Subservicer, as applicable, to safeguard, such Servicing Records and to deliver them, or cause any such Servicer or Subservicer to deliver them to the extent permitted under the related Servicing Agreement promptly to Buyer or its designee (including the Custodian) at Buyer’s request or otherwise as required by operation of Section 13(hh) hereof. It is understood and agreed by the parties that prior to an Event of Default, United Shore, as servicer shall retain the servicing fees with respect to the Purchased Assets.
(c)If any Loan that is proposed to be sold on a Purchase Date is serviced by a Servicer (other than United Shore) or Subservicer, or if the servicing of any Loans is to be transferred to another Servicer or a Subservicer, as applicable, United Shore shall provide a copy of the related Servicing Agreement and an Instruction Letter executed by such Subservicer to Buyer at least [***] Business Days prior to such Purchase Date or transfer date, as applicable, which Servicing Agreement shall be in form and substance acceptable to Buyer. In addition, United Shore shall have obtained the prior written consent of Buyer for such other Servicer or Subservicer, as applicable, to servicer or subservice the Loans, which approval shall not be unreasonably withheld.
(d)Upon prior written notice following the occurrence and during the continuance of an Event of Default or a Servicer Termination Event (subject to any applicable cure period), Buyer shall have the right to immediately terminate any Servicer or any Subservicer’s right to service the Purchased Assets, without payment of any penalty or termination fee under the related Servicing Agreement, or any other related agreement, as applicable, and free and clear of any obligations (including without limitation any obligation to pay or reimburse any previous servicer for outstanding servicing advances). Upon receipt of such notice or upon resignation of any Servicer or any Subservicer, Seller and the applicable Servicer or Subservicer shall cooperate in transferring the applicable servicing and management of the Purchased Assets to a successor appointed by Buyer in its sole discretion.
(e)After the Purchase Date, until the Repurchase Date, no Seller will have the right to modify or alter the terms of the Loan or related Participation Interest or consent to the modification or alteration of the terms of any Loan or related Participation Interest, and no Seller will have the obligation or right to repossess any Loan or substitute another Loan or related Participation Interest, except as provided in any Custodial Agreement.
(f)Buyer shall have the right in its sole discretion to appoint a third party to perform due diligence with respect to United Shore’s servicing facilities at any time. United Shore shall cooperate with Buyer and/or its designees to provide access to United Shore’s servicing facilities including without limitation its books and records with respect to Seller’s servicing portfolio and the Purchased Assets. In addition to the foregoing, United Shore shall permit Buyer to inspect upon reasonable prior written notice at a mutually convenient time, United Shore’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that United Shore or its Affiliate, as the case may be, has the ability to service the Loans as provided in this Agreement. In addition, with respect to any Servicer or any Subservicer which is not an Affiliate of United Shore, United Shore shall use its best efforts to enable Buyer to inspect the servicing facilities of such Servicer or such Subservicer and to cause such Servicer or such Subservicer to cooperate with Buyer and/or its designees in connection with any due diligence performed by Buyer and/or such designees in accordance with this Section 43(f). Each Seller and Buyer further agree that all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with any due diligence or inspection performed pursuant to this Section 43(f) shall be paid by Buyer, subject to Section 3 of the Pricing Side Letter.
44.PERIODIC DUE DILIGENCE REVIEW
Each Seller acknowledges that Buyer has the right to perform continuing Due Diligence Reviews with respect to the Loans and related Participation Interests and request any diligence material that is in the possession of a Seller regarding the Loans and related Participation

Interests, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and each Seller agrees that upon reasonable (but no less than [***] Business Days’) prior notice to Sellers, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of a Seller and/or Custodian; provided that (a) upon the occurrence of a Default or an Event of Default, no such prior notice shall be required and (b) prior to the occurrence of a Default or an Event of Default, any such on-site inspection by Buyer shall be limited to no more than three (3) times per each twelve (12) month period (commencing with the Closing Date) unless otherwise agreed to by Sellers and Buyer. Buyer agrees that it shall exercise commercially reasonable efforts in the conduct of any such due diligence conducted prior to the occurrence of a Default or an Event of Default to minimize any disruption to Sellers’ normal course of business. Sellers also shall make available to Buyer upon reasonable (but no less than [***] Business Days’) prior notice a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Loans and related Participation Interests. Without limiting the generality of the foregoing, each Seller acknowledges that Buyer shall purchase the Loans and related Participation Interests from Sellers based solely upon the information provided by Sellers to Buyer in the Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to conduct a partial or complete Due Diligence Review on some or all of the Purchased Assets, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Loan and related Participation Interest. Buyer may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting. Each Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Loans and related Participation Interests in the possession, or under the control, of Sellers. In addition, Buyer has the right to perform continuing Due Diligence Reviews (including, without limitation, operational, legal, corporate and background due diligence) of each Seller, the respective directors, officers, employees and significant shareholders thereof. Sellers and Buyer further agree that all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 44 shall be paid by Sellers, subject to Section 3 of the Pricing Side Letter.
45.SET-OFF
In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right following the occurrence and during the continuance of an Event of Default, without prior notice to Sellers, any such notice being expressly waived by a Seller to the extent permitted by Requirements of Law, upon any amount becoming due and payable by Sellers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of a Seller. Following the occurrence of an Event of Default, Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by Buyer or its Affiliates to a Seller against all of each Seller’s obligations to Buyer or its Affiliates, whether under this Agreement or under any other agreement between the parties or between a Seller and any Affiliate of Buyer, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s or its Affiliate’s right to recover any deficiency. Buyer agrees promptly to notify Sellers after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
46.ENTIRE AGREEMENT
This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.
47.JOINT AND SEVERAL LIABILITY
The Sellers hereby acknowledge and agree that they are jointly and severally liable to the Buyer for all representations, warranties, covenants, obligations and liabilities of each of the Sellers hereunder. The Sellers hereby further acknowledge and agree that (a) a Default or an Event of Default is hereby considered a Default or an Event of Default by each Seller, and (b) the Buyer shall have no obligation to proceed against one Seller before proceeding against the other Seller. The Sellers hereby waive any defense to their obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Seller versus the other. A Seller’s subrogation claim arising from payments to Buyer shall constitute a capital investment in another Seller (1) subordinated to any claims of Buyer and (2) equal to ratable share of the equity interests in such Seller.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
UNITED SHORE FINANCIAL SERVICES, LLC, as a Seller
By:     /s/ Timothy Forrester
Name: Timothy Forrester
Title: Executive Vice President and Chief Financial Officer
Address for Notices:
United Shore Financial Services, LLC
585 South Boulevard East
Pontiac, Michigan 48341
Telephone No.: [***]
Attention: Timothy Forrester, CFO/EVP
E-mail: [***]
With a copy to:
United Shore Financial Services, LLC
585 South Boulevard East
Pontiac, Michigan 48341
Attention: Legal Department
E-mail: [***]

UNITED SHORE REPO SELLER 3 LLC, as a Seller
By:     /s/ Timothy Forrester
Name: Timothy Forrester
Title: Executive Vice President and Chief Financial Officer
Address for Notices:
United Shore Repo Seller 3 LLC
585 South Boulevard East
Pontiac, Michigan 48341
Telephone No.: [***]
Attention: Timothy Forrester, CFO/EVP
E-mail: [***]
With a copy to:
United Shore Repo Seller 3 LLC
585 South Boulevard East
Pontiac, Michigan 48341
Attention: Legal Department
E-mail: [***]

CITIBANK, N.A., as Buyer
By: /s/ Arunthathi Theivakumaran
Name: Arunthathi Theivakumaran
Title:     Vice President
Address for Notices:
Citibank, N.A.
388 Greenwich Street Trading - 6th Floor
New York, New York 10013
Attention: Bobbie Theivakumaran
Telephone No.: [***]
Telecopier No.: [***]
E-mail: [***]
w/cc to: [***]

ANNEX I
BUYER ACTING AS AGENT
This Annex I forms a part of the Master Repurchase Agreement dated as of October 30, 2020, (the “Agreement”) by and among United Shore Financial Services, LLC, United Shore Repo Seller 3 LLC, and Citibank, N.A. This Annex I sets forth the terms and conditions governing all transactions in which Buyer selling assets or buying assets, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement and the other Program Documents on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and the other Program Documents and to perform the obligations of Buyer under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.
2.Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Assets or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Assets, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, and such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such Information regarding the financial status of such Principals as the other party may reasonably request.
Annex 1-1

3.Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals; provided that Agent shall remain liable for performance pursuant to Section 10 of the Agreement, and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.
4.Multiple Principals.
(a)In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of a single Principal.
(b)In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Sellers under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.
(c)In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Sellers under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Buyer.
Annex 1-2

(d)Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).
5.Interpretation of Terms. All references to “Buyer” in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex I), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Buyer”, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Buyer’s obligations to Sellers and for receipt of performance by Sellers of its obligations to Buyer in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Loans, securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly.
Annex 1-3

[SCHEDULE 1-A]

[REPRESENTATIONS AND WARRANTIES RE: LOANS]

Schedule 1-A-1

[SCHEDULE 1-B]

[REPRESENTATIONS AND WARRANTIES RE: PARTICIPATION INTERESTS]

Schedule 1-B-1

[SCHEDULE 2]

[FILING JURISDICTIONS AND OFFICES]

Schedule 2-1

SCHEDULE 3

SUBSIDIARIES
UNITED SHORE REPO SELLER 1 LLC
UNITED SHORE REPO SELLER 2 LLC
UNITED SHORE REPO SELLER 3 LLC

Schedule 3-1

[SCHEDULE 4]

[RELEVANT STATES]

Schedule 4-1

[SCHEDULE 5]

[QUALIFIED ORIGINATORS]

Exhibit I-1

AMENDMENT NUMBER ONE
to the PRICING SIDE LETTER
Dated as of OCTOBER 30, 2020, among
UNITED WHOLESALE MORTGAGE, LLC, UNITED SHORE REPO SELLER 3 LLC
and CITIBANK, N.A.

This AMENDMENT NUMBER ONE (this “Amendment”) is made this 26th day of May, 2021, to the Pricing Side Letter, dated as of October 30, 2020 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Original Pricing Side Letter”; as further amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”), by and among CITIBANK, N.A., a national banking association, as buyer (“Buyer”), UNITED WHOLESALE MORTGAGE, LLC, a Michigan limited liability company formerly known as UNITED SHORE FINANCIAL SERVICES, LLC, as a seller (“United Shore” and a “Seller”) and UNITED SHORE REPO SELLER 3 LLC, a Delaware limited liability company, as a seller (“Participation Seller” and a “Seller”; together with United Shore jointly and severally, the “Sellers”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Pricing Side Letter or, if not defined therein, in that certain Master Repurchase Agreement, dated as of October 30, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Sellers and Buyer.

RECITALS

WHEREAS, Sellers and Buyer have agreed to amend the Original Pricing Side Letter as more specifically set forth herein; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the premises and covenants herein contained, the parties hereto hereby, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date, the Original Pricing Side Letter is hereby amended as follows:

(a)Section 1 of the Original Pricing Side Letter is hereby amended by deleting the definitions of “Applicable Margin”, “Committed Amount”, “Facility Fee”, “Low FICO Loan”, “Post-Default Rate”, “Pricing Rate”, “Termination Date” and “Uncommitted Amount” in their entirety and replacing them with the following, respectively:

“Applicable Margin” shall mean a per annum rate equal to [***].

“Committed Amount” shall mean $0.

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“Facility Fee” shall mean, a one-time facility fee calculated as of the Closing Date, equal to the sum of (a) (i) the Facility Fee Percentage with respect to the Committed Amount multiplied by (ii) the Committed Amount as of the Closing Date and
(b)(i) the Facility Fee Percentage with respect to the Uncommitted Amount multiplied by
(ii) the Uncommitted Amount as of the Closing Date. The Facility Fee, if any, shall be payable by Seller on a monthly basis as set forth in the Agreement.

“Low FICO Loan” shall mean a Loan (a) that is an Agency Loan eligible for sale to Fannie Mae or Freddie Mac as to which [***] or (b) that is an Agency Loan (other than Agency Loans eligible for sale to Fannie Mae or Freddie Mac) as to which [***].

“Post-Default Rate” shall mean a rate per annum, during the period from and including the due date to but excluding the date on which an amount is paid in full, equal to (a) (i) [***] per annum, plus (ii) the Pricing Rate otherwise applicable to such amount (which amount shall include the Applicable Margin), or (b) if no interest rate is otherwise applicable, (i) the greatest of (A) [***], (B) the Benchmark and (C) the Adjusted Benchmark, plus (ii) the Applicable Margin.

“Pricing Rate” shall, as of any date of determination, mean a rate equal to the sum of (a) the greatest of (i) [***], (ii) the Benchmark as of such date of determination and (iii) the Adjusted Benchmark as of such date of determination, plus (b) the Applicable Margin.

“Termination Date” shall mean May 26, 2023, or such earlier date on which the Agreement shall terminate in accordance with the provisions thereof or by operation of law.

“Uncommitted Amount” shall mean $2,000,000,000.

(b)Section 1 of the Original Pricing Side Letter is hereby amended by deleting clause
(xv) of the definition of “Eligible Loan” in its entirety and replacing it with the following:

(xv)    which is a home equity line of credit, reverse mortgage loan, a Cooperative Loan or a loan secured by a mobile home or by manufactured housing (other than a Manufactured Home Loan);

(c)Section 1 of the Original Pricing Side Letter is hereby amended by adding the following definitions of “Non-Utilization Fee” and “Utilization Threshold Amount” in the appropriate alphabetical order:

“Non-Utilization Fee” shall mean, with respect to each calendar month, a fee equal to the product of (a) (i) [***] (ii) the greater of (A) zero (0) and (B) the amount by which the Utilization Threshold Amount exceeded the average Aggregate Outstanding Purchase Price during such calendar month, multiplied by (b) [***].

2

“Utilization    Threshold    Amount”    shall    mean    [***].

SECTION 2. Condition Precedent; Effectiveness. This Amendment shall become effective on the date on which Buyer shall have received and Sellers shall have completed, or shall have caused to be completed the following conditions (such date, the “Amendment Effective Date”):

(a)counterparts hereof duly executed by each of the parties hereto; and

(b)counterparts of that certain Amendment Number Two to the Master Repurchase Agreement, dated as of the date hereof, duly executed by each of the parties thereto (collectively, with this Amendment, the “Amendment Documents”).

SECTION 3. Fees and Expenses. Sellers agree to pay to Buyer all of the out-of- pocket costs and expenses incurred by Buyer in connection with this Amendment (including, but not limited to, all of the reasonable fees, disbursements and expenses of counsel to Buyer) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4. Representations and Warranties. In order to induce Buyer to execute and deliver this Amendment, each Seller hereby represents and warrants to Buyer that as of the Amendment Effective Date:

(a)it has the requisite power and authority, and legal right, to execute and deliver this Amendment and to perform its obligations under this Amendment, the Pricing Side Letter and the other Program Documents to which it is a party;

(b)each of this Amendment, the Pricing Side Letter and the other Program Documents to which it is a party constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its respective terms;

(c)each representation and warranty of it contained in the Pricing Side Letter and the other Program Documents to which it is a party is true and correct and is hereby restated and affirmed;

(d)each covenant and each other agreement of it contained in the Pricing Side Letter and the other Program Documents to which it is a party is hereby restated and affirmed; and

(e)no Default or Event of Default has occurred and is continuing under the Pricing Side Letter or any other Program Document.

SECTION 5. Ratification. The parties hereto ratify all terms of the Original Pricing Side Letter other than those amended hereby, and ratify those provisions as amended hereby.

SECTION 6. Severability.    If any provision of this Amendment is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision

3

of this Amendment or any other Program Document, and this Amendment and each other Program Document shall be enforced to the fullest extent permitted by law.

SECTION 7. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

SECTION 8. Governing Law. This Amendment shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5- 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).

SECTION 9. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE TO THE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED; PROVIDED THAT, AT THE TIME OF SUCH MAILING AN ELECTRONIC COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT BY ELECTRONIC MAIL TO THE PERSONS SPECIFIED IN THE ADDRESS FOR NOTICES FOR SUCH PARTY ON THE SIGNATURE PAGE TO THE AGREEMENT (OR SUCH OTHER PERSONS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED); AND

(d)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

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SECTION 10. WAIVER OF JURY TRIAL. EACH SELLER AND BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ANY REQUIREMENTS OF LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 11. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by e-mail and/or by facsimile. The parties intend that with respect to the Amendment Documents, faxed signatures and electronically imaged signatures, such as .pdf files and signatures executed using third party electronic signature capture service providers, which comply with E-Sign, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, shall constitute original signatures and are binding on all parties. The parties intend that subsequent certifications and other documentation delivered by Sellers in connection with the Amendment Documents may be delivered in accordance with, and shall be governed by E-Sign, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, and shall be binding on such parties. The original documents shall be promptly delivered, if requested.

SECTION 12. Limited Effect. Except as expressly amended hereby, the Original Pricing Side Letter shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Original Pricing Side Letter, any other Program Document or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Original Pricing Side Letter, any reference in any of such items to the Original Pricing Side Letter being sufficient to refer to the Original Pricing Side Letter as amended hereby on and after the Amendment Effective Date.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Sellers and Buyer have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

UNITED WHOLESALE MORTGAGE, LLC, as a Seller

By: /s/ Blake Kolo
Name: Blake Kolo
Title: Chief Business Officer

[Amendment No. 1 to Pricing Side Letter (Citi-United Shore)]

UNITED SHORE REPO SELLER 3 LLC, as a Seller

By: /s/ Alex Elezaj
Name: Alex Elezaj
Title: Vice President

[Amendment No. 1 to Pricing Side Letter (Citi-United Shore)]

CITIBANK, N.A., as Buyer

By: /s/ Arunthathi Theivakumaran
Name: Arunthathi Theivakumaran
Title: Vice President

[Amendment No. 1 to Pricing Side Letter (Citi-United Shore)]